THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES ACT. THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY AND MAY NOT BE TRANSFERRED OR SOLD EXCEPT IN CONFORMANCE WITH THE RESTRICTIONS CONTAINED IN ARTICLE 13 OF THIS AGREEMENT.

DECLARATION OF TRUST
FOR
THE RIDGEWOOD POWER GROWTH FUND

     This DECLARATION OF TRUST (the "Declaration"), is made as of January 4, 1998 by Ridgewood Energy Holding Corporation, a Delaware corporation ("Ridgewood Holding"), who, with its successors as trustees under this Declaration, is referred to as the "Corporate Trustee," for the benefit of those persons who are accepted as holders of shares of beneficial interest under this Declaration.
     WHEREAS, the Corporate Trustee has organized THE RIDGEWOOD POWER GROWTH FUND (the "Fund") as a business trust under the Delaware Business Trust Act, to provide for the management of the Fund by Ridgewood Power Corporation ("Ridgewood Power"), a Delaware corporation, and Ridgewood Power VI Corporation ("Ridgewood Power VI"), a Delaware corporation (collectively "Managing Shareholders" and individually a "Managing Shareholder" when acting hereunder in such capacity), and to provide for the sale of beneficial interests in the Fund, the operation of the Fund and the rights of the Corporate Trustee and owners of beneficial interests; and
     WHEREAS, a Certificate of Trust (the "Certificate") was filed by the Corporate Trustee on February 18, 1997 with the Secretary of State of Delaware to evidence the existence of the Fund and a First Amendment thereto was filed February 6, 1998 to change the Fund's name; and
     WHEREAS, the Corporate Trustee is executing this Declaration for the benefit of those persons accepted as holders of shares of beneficial interest.
     NOW, THEREFORE, the Corporate Trustee declares that it constitutes and appoints itself trustee of the sum of $10.00 owned by it, together with all other property that it acquires under this Declaration as trustee, together with the proceeds thereof, to hold, IN TRUST, to manage and dispose of for the benefit of the holders, from time to time, of beneficial interests in the Fund, subject to the provisions of this Declaration as follows: ARTICLE 1 ORGANIZATION AND POWERS
     1.1 Trust Estate; Name. The Fund, comprised of the trust estate created under this Declaration and the business conducted hereunder, shall be designated as "The Ridgewood Power Growth Fund," which name shall refer to the trust estate and to the Corporate Trustee in its capacity as trustee of the trust estate but not in any other capacity and which shall not refer to the officers, agents, other trustees or beneficial owners of the Fund. To the extent possible, the Corporate Trustee shall conduct all business and execute all documents relating to the Fund in the name of the Fund and not as trustee. The Corporate Trustee may conduct the business of the Fund or hold its property under other names as necessary to comply with law or to further the affairs of the Fund as it deems advisable in its sole discretion. This Declaration, the Certificate and any other documents, and any amendments of any of the foregoing, required by law or appropriate, shall be recorded in all offices or jurisdictions where the Fund shall determine such recording to be necessary or advisable for the conduct of the business of the Fund.
     1.2 Purpose. (a) The Fund's purposes are to invest in and to operate where appropriate projects in the independent electric power, energy, environmental compliance and capital facilities development industries. However, the Fund will not invest in, develop or operate nuclear facilities that produce electricity. The Fund may participate in pre-development or preparatory activities for any of these types of projects, including without limitation evaluation, planning, permitting or development. Illustrations of some of the types of projects in which the Fund may invest, without limitation, include cogeneration facilities producing electricity and useful heat energy; other independent electric generation facilities using non-nuclear sources of energy; facilities related to the production, transmission, distribution or disposal of energy or environmentally sensitive substances; motive power facilities, processing facilities; or infrastructure facilities.
     (b) The Fund may also invest in debt or equity securities of another entity which is not in common control with the Fund. It may do so for the purposes of making a long-term passive or active investment, gaining control of a company, effecting a merger or business combination with the Fund, its affiliates or non-affiliated parties, effecting the acquisition of assets, or selling the entity, its assets, or those of the Fund to a third person by bid or otherwise. The Fund may effect any of these transactions on its own, together with Affiliates, or together with non-Affiliates, and may do so with the encouragement or consent of management or controlling equity holders of the entity or without such consent. Without the prior consent of a Majority of the Investors, the Fund will not make any investment in assets that would cause it to become an "investment company" subject to the requirements of the Investment Company Act of 1940 and will not hold itself out as an "investment company."
     (c) In carrying out its purposes, the Fund has the power to perform any act that is necessary, advisable, customary or incidental thereto. It may invest in a passive or active manner in, develop, plan, construct, manage, operate, advise, transfer or dispose of any facility or interest and produce or market products or services. The Fund may act independently, through subsidiary organizations, in cooperation with others or through business entities in which others have interests whether as principal, agent, partner, owner, member, associate, joint venturer or otherwise. When related to its trust purposes, the Fund may also guarantee obligations of other persons, supply collateral for those obligations or for the issuance of letters of credit or surety bonds benefiting other persons, enter into leases as lessor or lessee or acquire goods or services for the use or benefit of other persons.
     (d) The Fund may make interim investments of funds in any vehicle permitted by this Declaration and may take all action necessary, advisable or appropriate to maintain its existence, enforce this Declaration and its rights or the rights of the Shareholders and comply with legal requirements.

     1.3 Relationship among Shareholders; No Partnership. As among the Fund, the Corporate Trustee, the Shareholders and the officers and agents of the Fund, a trust and not a partnership is created by this Declaration irrespective of whether any different status may be held to exist as far as others are concerned or for tax purposes or in any other respect. The Shareholders hold only the relationship of trust beneficiaries to the Corporate Trustee with only such rights as are conferred on them by this Declaration.
     1.4 Organization Certificates. The parties hereto shall cause to be executed and filed (a) the Certificate,(b) such certificates as may be required by so-called "assumed name" laws in each jurisdiction in which the Fund has a place of business, (c) all such other certificates, notices, statements or other instruments required by law or appropriate for the formation and operation of a Delaware business trust in all jurisdictions where the Fund may elect to do business, and (d) any amendments of any of the foregoing required by law or appropriate.
     1.5 Principal Place of Business. The principal place of business of the Fund shall be The Ridgewood Commons, 947 Linwood Avenue, Ridgewood, New Jersey 07450 or such other place as the Fund may from time to time designate by notice to all Investors. The Fund's office in the State of Delaware and the principal place of business of Ridgewood Holding are 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899, or such other place as the Fund may designate from time to time by notice to all Investors. The Fund may maintain such other offices at such other places as the Fund may determine to be in the best interests of the Fund.
     1.6 Admission of Investors. (a) The Fund shall have the unrestricted right at all times prior to the Termination Date (as defined in Article 2) to admit to the Fund such Investors as it may deem advisable, provided the aggregate subscriptions received for Capital Contributions (as defined in Article 2) of the Investors and accepted by the Fund do not exceed $50,000,000 immediately following the admission of such Investors. The Fund in its sole discretion may increase the $50,000,000 amount to not more than $100,000,000 at any time prior to the Termination Date. One Investor Share will be issued for each $100,000 of Capital Contributions and fractional Shares may be issued in the Managing Shareholders' sole discretion for proportional amounts of Capital Contributions. After the Termination Date, the sale of Shares or different series of Shares is governed by Section 9.5.
     (b) Each  Investor  shall execute a  Subscription  Agreement (as defined in
Article 2) and make such Capital Contributions to the Fund as subscribed by the Investor. Subject to the acceptance thereof by the Fund, each Investor who executes a Subscription Agreement shall be admitted to the Fund as an Investor. All funds received from such subscriptions will be deposited in the Fund's name in an interest-bearing escrow account at a commercial bank until the Escrow Date (as defined in Article 2).
     (c) If,  by the  close  of  business  on July  31,  1998,  Investor  Shares representing Capital Contributions in the aggregate amount of at least $1,500,000 have not been sold or if the Fund withdraws the offering of Investor Shares in accordance with the terms of this Declaration, the Fund shall be immediately dissolved at the expense of the Managing Shareholders and all subscription funds shall be forthwith returned to the respective subscribers together with any interest earned thereon. As soon after the Termination Date as practicable, the Fund shall advise each Investor of the Termination Date and the aggregate amount of Capital Contributions made by all Investors.
     (d) The full cash price for Shares must be paid to the Fund at the time of subscription, unless, after subscriptions for at least an aggregate of 15 Investor Shares have been accepted by the Fund, a subsequent subscriber obtains the consent of the Fund (which may be refused in its sole discretion) to delay full payment until not later than the Termination Date in anticipation of obtaining financing from other sources.
     1.7 Term of the Fund. For all purposes, this Declaration shall be effective on and after its date and the Fund shall continue in existence until the fortieth anniversary of that date, at which time the Fund shall terminate unless sooner terminated under any other provision of this Declaration.
     1.8 Powers of the Fund. Without limiting any powers granted to the Fund under this Declaration or applicable law, in carrying out its purposes the Fund has all powers granted to a corporation incorporated under the Delaware General Corporation Law, including, without limitation:
     (a) To borrow money or to loan money and to pledge or mortgage any and all Fund Property and to execute conveyances, mortgages, security agreements, assignments and any other contract or agreement deemed proper and in furtherance of the Fund's purposes and affecting it or any Fund Property (including without limitation the Management Agreement (as defined in Article 2)); provided, however, that the Fund shall not loan money to the Managing Shareholders, any Trustee or any other Managing Person;
     (b) To pay all indebtedness, taxes and assessments due or to be due with regard to Fund Property and to give or receive notices, reports or other communications arising out of or in connection with the Fund's business or Fund Property;
     (c) To collect all monies due the Fund;
     (d) To establish, maintain and supervise the deposit of funds or Fund Property into, and the withdrawals of the same from, Fund bank accounts or securities accounts;
     (e) To employ accountants to prepare required tax returns and provide other professional services and to pay their fees as a Fund expense;
     (f) To make any election relating to adjustments in basis on behalf of the Fund or the Shareholders which is or may be permitted under the Code, particularly with respect to Sections 743, 754 and 771 of the Code;
     (g) To employ legal counsel for Fund purposes and to pay their fees and expenses as a Fund expense; and
     (h) To conduct the affairs of the Fund with the general objective of achieving capital appreciation and distributable cash flow from the Fund Property.
     1.9. Preferred Participation Rights. (a) Investors whose subscriptions are accepted by the Fund and who have made full payment for those Shares not later than July 31, 1998 (or at an earlier or later date chosen by the Managing Shareholders in their sole discretion if by that date the Fund has accepted Share subscriptions for at least $5 million) will be issued Preferred Participation Rights for those Shares. Each qualifying Investor will receive Preferred Participation Rights at the rate of one right for each qualifying Share, multiplied by the number of whole months (a fractional month being considered to be a whole month) from the date the subscription is accepted by the Fund through December 31, 1998. Fractional Preferred Participation Rights will be issued. If for any reason a subscription or full payment for Shares is not received by the deadline, Preferred Participation Rights for those Shares will not be issued.
     (b) The holders of Preferred Participation Rights shall be entitled to distributions as provided under Section 8.1(d) but shall have no voting, liquidation or other rights in respect of the Preferred Participation Rights, except for the class voting provision of this Section 1.9(b) and the right to receive, if available, any unpaid balance in respect of the Preferred Participation Rights. Preferred Participation Rights are not transferable apart from and must be transferred with the Shares with which they are associated. Each Preferred Participation Right may be repurchased at any time by the Fund, subject to applicable law, at a price per Preferred Participation Right equal to $1,000 minus any distributions made in respect of that Preferred Participation Right. The rights of holders of Preferred Participation Rights may not be modified except by an amendment to this Declaration that is also consented to by the affirmative vote of the holders of at least a majority of the outstanding Preferred Participation Rights, voting as a class.
     1.10. Incentive Shares. At the time that the offering of the Investor Shares is closed, a number of Incentive Shares shall be authorized equal to 1/15 of the total number of Investor Shares issued and outstanding at that date. Incentive Shares shall be issued solely under the Key Employees Incentive Plan as described in Section 9.7 and Capital Contributions, if any, shall be made in respect of the Incentive Shares as specified in the Plan. ARTICLE 2 DEFINITIONS
     The following terms, whenever used herein, shall have the meanings assigned to them in this Article 2 unless the context indicates otherwise. References to sections and articles without further qualification denote sections and articles of this Declaration. The singular shall include the plural and the masculine gender shall include the feminine, and vice versa, as the context requires, and the terms "person" and "he" and their derivations whenever used herein shall include natural persons and entities, including, without limitation, corporations, partnerships and trusts, unless the context indicates otherwise.
     "Act"-The federal Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.
     "Adjusted Capital Account"-A Shareholder's Capital Account at any time (determined before any allocations for the current fiscal period) (a) increased by (i) the amount of the Shareholder's share of partnership minimum gain (as defined in Regulation Section 1.704-2(d)) at such time, (ii) the amount of the Shareholder's share of the minimum gain attributable to a partner nonrecourse debt (as defined in Regulation Section 1.704-2(b)(4)) and (iii) the amount of the deficit balance in the Shareholder's Capital Account which the Shareholder is obligated to restore under Regulation Section 1.704-1(b)(2)(ii)(c), if any, and (b) decreased by reasonably expected adjustments, allocations and distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and
(6) (taking into account the adjustments required by Regulation Sections 1.704-2(g)(ii) and 1.704-2(i)(5)).
     "Affiliate"-An "Affiliate" of, or person "Affiliated" with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
     "Average Annual Capital Contributions"-For any calendar year or shorter period, the Fund will compute as of each day an amount equal to the total Capital Contributions of the Investors (excluding Capital Contributions made in respect of additional classes or series of Shares under Section 9.5) minus all prior distributions made under Section 8.1(c) to Investors and minus all amounts of Capital Contributions that are returned to Investors under Section to Investors. The "Average Annual Capital Contributions" will equal the sum of the amounts computed under the preceding sentence on each day in the year or period, divided by the actual number of days in the year or period.
     "Capital Account"-The amount representing a Shareholder's capital interest in the Fund, as determined under Article 6 hereof.
     "Capital Contributions"-The aggregate capital contributions of the Investors accepted by the Fund in payment of the purchase price of one or more whole or fractional Investor Shares (inclusive of the amount of any fee or other compensation waived by the Fund, the Managing Shareholders or the Placement Agent) plus any amounts contributed by the Managing Shareholders pursuant to
Section 14.7, plus any amounts contributed by Incentive Plan Participants in respect of Incentive Shares and minus any return of capital by the Fund.
     "Certificate"-The Certificate of Trust of the Fund, as amended from time to time.
     "Code"-The Internal Revenue Code of 1986, as amended from time to time, and any rules and regulations promulgated thereunder.
     "Corporate Trustee"-Ridgewood Holding or its successors as Corporate Trustee. The Corporate Trustee acts as legal title holder of the Fund Property, subject to the terms of this Declaration.
     "Declaration"-This Declaration of Trust, as amended from time to time. "Delaware Act"-The Delaware Business Trust Act, as amended from time to time (currently codified as title 12, Chapter 38 of the Delaware Code).
     "Escrow Date"-The later of the dates on which the Fund (i) accepts the subscription that causes Capital Contributions in the initial offering to Investors to be at least $1,500,000, (ii) deposits at least $1,500,000 in collected funds in escrow under Section 1.6(b), provided, however, the Escrow Date shall not be later than July 31, 1998.
     "Fund"-The Ridgewood Power Growth Fund, a Delaware business trust.
     "Fund Property"-All property owned or acquired by the Corporate Trustee as part of the trust estate underthis Declaration.
     "Incentive Plan Participant"-A key executive or employee of the Fund, its subsidiaries or companies operating Projects for the Fund who is designated under the Key Employees Incentive Plan as a participant.
     "Incentive Share"-A beneficial interest in the Fund granted under the Key Employees Incentive Plan representing the right to receive a pro rata portion of cash flow allocable to participants in that Plan.
     "Investor"-A purchaser of Investor Shares (which will includes a Managing Shareholder to the extent it acquires Investor Shares) whose subscription is accepted by the Fund.
     "Investor Share"-Beneficial interests in the Fund representing an initial Capital Contribution of $100,000. "Key Employees Incentive Plan"-The employee equity incentive plan authorized under Section 9.7. "Losses"-Defined at "Profits or Losses."
     "Majority"-A majority in interest of a class of Shares for voting purposes, subject to the requirements ofSection 15.2(d).
     "Management Agreement"-The management agreement between the Fund and the Managing Shareholders as described in the Memorandum, and as may be amended.
     "Management Share"-An interest in the Fund that represents the beneficial interests and management rights of the Managing Shareholders in their capacity as Managing Shareholders, but excluding a Managing Shareholder's interest, if any, attributable to Investor Shares acquired by it.
     "Managing Person"-Any of the following: (a) Fund officers, agents, or Affiliates, a Managing Shareholder, the Corporate Trustee, Panel Members, RPMC , Ridgewood Capital, or other Affiliates of the Managing Shareholders or the Corporate Trustee and (b) any directors, officers or agents of any organizations named in (a) above when acting for the Corporate Trustee, a Managing Shareholder or any of their Affiliates on behalf of the Fund.
     "Managing Shareholder"-Ridgewood Power or Power VI Corp. and any substitute or different Managing Shareholder as may subsequently be created under the terms of this Declaration.
     "Memorandum"-The Confidential Memorandum dated February 9, 1998 of the Fund, as the same may be amended or supplemented from time to time, to which this Declaration is an Exhibit.
     "Net Cash Flow"-The total gross receipts of the Fund, less cash operating expenses, all other cash expenditures of the Fund and reasonable reserves as determined by the Fund to cover anticipated Fund expenses. For purposes of determining Net Cash Flow, gross receipts shall mean proceeds from any source whatsoever, including, but not limited to, income from operations and the temporary investment of Fund funds under Section 10.5 and any proceeds from the sale, exchange, financing or refinancing of Fund Property, but excluding any Capital Contributions of the Shareholders.
     "1940 Act"-The federal Investment Company Act of 1940, as amended, and any rules and regulations promulgated thereunder.
     "Operation Agreement"-Any Operation Agreement, by and among the Fund or its Project Entities, the Managing Shareholders and RPMC, under which RPMC will operate specified Projects for the Fund.
     "Panel"-The  Independent  Review  Panel  created by  Section  12.14 of this
Declaration, comprised of the Panel Members, for the purpose of reviewing Ridgewood Program Transactions.
     "Panel Member"-An individual serving under Section 12.14 as a member of the Panel. Panel Members are not trustees of the Fund.
     "Plan Holder"-An Incentive Plan Participant who has acquired Incentive Shares (whether as restricted shares, as bonus shares or on exercise of options or share appreciation rights).
     "Payout"-The point at which total cumulative distributions to Investors from the Fund (exclusive of distributions in respect of Preferred Participation Rights and distributions under Section 9.5) equal their total Capital Contributions (exclusive of Capital Contributions made on the sale of a new series of Shares under Section 9.5).
     "Placement Agent"-Ridgewood Securities Corporation, a Delaware corporation, with its principal place of business at The Ridgewood Commons, 947 Linwood Avenue, Ridgewood, New Jersey 07450.
     "Power VI Corp."-Ridgewood Power VI Corporation, a Delaware corporation that is one of the initial Managing Shareholders.
     "Preferred  Participation  Right"-A  right issued by the Fund under Section
1.9 to an Investor. A Preferred Participation Right entitles the holder to special distributions under Section 8.1(d) in recognition of the extra benefits the Fund receives from early subscriptions for Shares.
     "Profits" or "Losses"-For a given fiscal period, an amount equal to the Fund's taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, expense, loss, deduction or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
     (a) Any income of the Fund that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition and any income and gain described in Regulation Section 1.704-1(b)(2)(iv)(i)(1) shall be added to such taxable income or loss;
     (b) Any expenditures of the Fund described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;
     (c) In the event of a distribution in kind under Section 8.2, the amount of any unrealized gain or loss deemed to have been realized on the property distributed shall be added or subtracted from such taxable income or loss; and
     (d) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 4.5, 4.6, 4.7 and 7.4 shall not be taken into account in computing Profits or Losses.
     "Project"-A facility that generates, transmits or distributes electric power or heat energy (including a cogeneration facility), or that supplies products or services for the environmental remediation, energy or public service or capital facilities development industries, except for nuclear facilities that produce electricity. Projects include the preparatory, engineering, legal, siting, financial and permitting work undertaken in anticipation of construction or acquisition of any such facility.
     "Project Entity"-The limited liability company or other legal entity that develops or will own a Project and holds title to its assets.
     "Purchase Right"-A right to purchase additional Shares granted to an Investor pursuant to Section 9.5(c).
     "Regulation"-A final or temporary Treasury regulation promulgated under the Code.
     "Ridgewood Capital"-Ridgewood Power Capital Corporation, a Delaware corporation that is an Affiliate of the Managing Shareholders.
     "Ridgewood Holding"-Ridgewood Energy Holding Corporation, a Delaware corporation having its principal office at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899, which is the initial Corporate Trustee.
     "RPMC"-Ridgewood Power Management Corporation, a Delaware corporation which is an Affiliate of Ridgewood Power and Power VI Corp. "Ridgewood Power"-Ridgewood Power Corporation, a Delaware corporation that is one of the initial Managing Shareholders. "Ridgewood Program"-Another investment program sponsored by a Managing Shareholder or an Affiliate of the Managing Shareholders. "Ridgewood Program Transaction"-A "Ridgewood Program Transaction" is any transaction material to the Fund in which both the Fund
(or an entity in which the Fund has invested) and either (a) a Ridgewood Program or (b) an entity controlled by a Ridgewood Program or Programs or (c) an entity in which a Ridgewood Program has invested is a party. Ridgewood Program Transactions do not include any transaction authorized by Section 12.5 of this Declaration.
     "Share"-An Investor Share, an Incentive Share or a Management Share. "Shareholder"-An owner of a beneficial interest in the Fund.
     "Subscription Agreement"-The form of subscription agreement (contained in Exhibit F to the Memorandum, which is separately bound) which each prospective Investor must execute in order to subscribe for an interest in the Fund.
     "Termination Date"-The date on which the initial offering of Investor Shares is ended, as set or extended from time to time by the Fund in its sole discretion, provided that the Termination Date may not occur before the Escrow Date, and that if the offering is withdrawn, the Termination Date is the date the Fund elects to do so.
ARTICLE 3
LIABILITIES
     3.1 Liability and Obligations of Corporate Trustee. (a) To the fullest extent permitted by the Delaware Act, the Corporate Trustee in its capacity as a trustee of the Fund shall not be personally liable to any person other than the Fund and its Shareholders for any act or omission of the Fund, or any obligation of the Fund. The trust estate shall be directly liable for the payment or satisfaction of all obligations and liabilities of the Fund incurred by the Corporate Trustee, the Managing Shareholders, and the officers and agents of the Fund within their authority or in a manner that would entitle them to indemnification under Section 3.6.
     (b) The Corporate Trustee shall not exercise any management or administrative powers in respect of the Fund except on the direction of the Managing Shareholders.
     (c) The Corporate Trustee, as trustee, may be made party to any action, suit or proceeding to enforce an obligation, liability or right of the Fund, but it shall not solely on account thereof be liable separate from the Fund and it shall be a party in that case only insofar as may be necessary to enable such obligation or liability to be enforced against the trust estate.
     3.2 Liability of Managing  Shareholders to Third Parties.  (a) The Managing
Shareholders shall be jointly and severally liable for any wrongful act or omission of the Corporate Trustee or the Fund taken in the ordinary course of the Fund's business or with the authority of the Managing Shareholders, that causes loss or injury to any person who is not a Shareholder or that incurs any penalty.
     (b) The Managing Shareholders shall be jointly and severally liable for losses resulting from (i) the misapplication by the Managing Shareholders of money or property received from a person who is not a Shareholder by the Managing Shareholders within the scope of the Managing Shareholders' apparent authority or (ii) the misapplication of money or property received by the Fund in the course of its business from a person who is not a Shareholder while the money or property is in the custody of the Fund.
     (c) Subject to the remaining provisions of this Article 3, each Managing Shareholder shall be jointly and severally liable for all other debts and obligations of the Fund, but it may enter into a separate obligation to perform a Fund contract.
     3.3 Liability of Investors and Plan Holders in General. No Investor or Plan Holder in his capacity as such shall have any liability for the debts and obligations of the Fund in any amount beyond the unpaid amount, if any, of the Capital Contributions subscribed for by him. Each Investor and Plan Holder shall have the same limitation on his liability for the Fund's debts and obligations as a stockholder of a Delaware corporation has for debts and obligations of the corporation.
     3.4 Liability of Investors and Plan Holders to Trustee, Fund and Shareholders. No Investor or Plan Holder in his capacity as such shall be liable, responsible or accountable in damages or otherwise to any other Shareholder, the Corporate Trustee or the Fund for any claim, demand, liability, cost, damage and cause of action of any nature whatsoever that arises out of or that is incidental to the management of the Fund's affairs.
     3.5 Liability of Managing Persons to Fund and Shareholders. (a) No Managing Person shall have liability to the Fund or to any other Shareholder for any loss suffered by the Fund that arises out of any action or inaction of the Managing Person if the Managing Person, in good faith, determined that such course of conduct was in the Fund's best interest and such course of conduct did not constitute recklessness or willful misconduct of the Managing Person.
     (b) No act of the Fund shall be affected or invalidated by the fact that a Managing Person may be a party to or has an interest in any contract or transaction of the Fund if the (i) interest of the Managing Person has been disclosed or is known to the Shareholders or (ii) such contract or transaction is at prevailing rates or is on terms at least as favorable to the Fund as those available from persons who are not Managing Persons or (iii) is a Ridgewood Program Transaction authorized under Section 12.14(d) or (iv) has been approved by the vote of an Independent Panel or (v) has been approved by the vote of a Majority of Voting Shares.
     3.6 Indemnification of Managing Persons. (a) Each Managing Person shall be indemnified from the Fund Property against any losses, liabilities, judgments, expenses and amounts paid in settlement of any claims sustained by him in connection with the Fund or claims by the Fund, in right of the Fund or by or in right of any Shareholders, if the Managing Person would not be liable under the standards of Section 3.5 and, in the case of Managing Persons other than the Corporate Trustee and the Managing Shareholders, they were acting within the scope of authority validly delegated to them by the Corporate Trustee or the Managing Shareholders or the Declaration. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Managing Person charged did not act in good faith and in a manner that he reasonably believed was in the Fund's best interests. To the extent that any Managing Person is successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the Fund shall indemnify that Managing Person against the expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith. The Managing Shareholders shall have full and complete discretion to authorize indemnification of any Managing Person consistent with the requirements of this Declaration at any time, regardless of whether a claim is pending or threatened and regardless of any conflict of interest between the Managing Shareholders and the Fund that may arise in regard to the decision to indemnify a Managing Person.
     (b) Notwithstanding the foregoing, no Managing Person nor any broker-dealer shall be indemnified, nor shall expenses be advanced on its behalf, for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnity, or (ii) those claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnity. In any claim for federal or state securities law violations, the party seeking indemnification shall place before the court the positions of the Securities and Exchange Commission and other securities administrators to the extent required by them with respect to the issue of indemnification for securities law violations.
     (c) Notwithstanding any other provision of this Declaration, Panel Members shall be indemnified by the Fund against any loss, liability, judgment, expense or amount paid in settlement of any claim sustained by them in connection with the Fund or claims by the Fund, in right of the Fund or by or in right of any Shareholders, if the Panel Member would not be liable under the standards of
Section 3.5. The last three  sentences of Section  3.6(a),  the last sentence of
Section 3.6(b) and Section 3.7(a) shall apply to Panel Members' rights to indemnification, regardless of whether any condition under Section 3.7(a)(i)-(iii) is fulfilled.
     3.7 General Provisions. The following provisions shall apply to all rights of indemnification and advances of expenses under this Declarationand all liabilities described in this Article 3:
     (a) Expenses, including attorneys' fees, incurred by a Managing Person in defending any action, suit or proceeding shall be paid by the Fund in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by the recipient to repay such amount if it shall ultimately be determined that the Managing Person is not entitled to be indemnified by the Fund under this Declaration or otherwise and if at least one of the following conditions is satisfied:
     (i) The Managing Person provides  appropriate security for the undertaking;
or
     (ii) The Managing Person is insured against losses or expenses of defense or settlement so that the advances may be recovered or
     (iii) Independent legal counsel in a written opinion determines, based upon a review of the then readily-available facts, that there is reason to believe that the Managing Person will be found to be entitled to indemnification under
Section 3.6. In so doing, it shall not be necessary to employ hearing or trial-like procedures. Counsel may rely as to matters of business judgment or as to other matters not involving determinations of law upon the advice of the Independent Review Panel or a committee of persons not affiliated with the Fund that may be appointed by the Managing Shareholders for that purpose.
     (b) Rights to indemnification and advances of expenses under this Declaration are not exclusive of any other rights to indemnification or advances to which a Managing Person or Investor may be entitled, both as to action in a representative capacity or as to action in another capacity taken while representing another.
     (c) Each Managing Person shall be entitled to rely upon the opinion or advice of or any statement or computation by any counsel, engineer, accountant, investment banker or other person retained by such Managing Person or the Fund which he believes to be within such person's professional or expert competence. In so doing, he will be deemed to be acting in good faith and with the requisite degree of care unless he has actual knowledge concerning the matter in question that would cause such reliance to be unwarranted.
     3.8 Dealings with Trust. With regard to all rights of the Fund and all actions to be taken on its behalf, the Fund and not the Corporate Trustee, nor the Managing Shareholders, nor the Panel Members, nor the Fund's officers and agents, nor the Investors or Plan Holders shall be the principal and the Fund shall be entitled as such to the extent permitted by law to enforce the same, collect damages and take all other action. All agreements, obligations and actions of the Fund shall be executed or taken in the name of the Fund, by an appropriate nominee, or by the Corporate Trustee as trustee but not in its individual capacity. Money may be paid and property delivered to any duly authorized officer or agent of the Fund who may receipt therefor in the name of the Fund and no person dealing in good faith thereby shall be bound to see to the application of any moneys so paid or property so delivered. No entity whose securities are held by the Fund shall be affected by notice of such fact or be bound to see to the execution of the Fund or to ascertain whether any transfer of its securities by or to the Fund or the Corporate Trustee is authorized.
ARTICLE 4
ALLOCATION OF PROFIT AND LOSS
     4.1. Profits. Profits for any fiscal period shall be allocated among the Shareholders as follows:
     (a) First, 100% to Power VI Corp. until the Profits so allocated to Power VI Corp. plus the cumulative Profits allocated to Power VI Corp. for prior fiscal periods during which a Profit was earned by the Fund equal the cumulative amounts distributable to Power VI Corp. under Article 8 hereof for the current and prior periods; and
     (b) The balance, if any, to the Investors and to the Incentive Plan Participants in proportion to the distributions made to the Investors and to the Incentive Plan Participants for the fiscal period.
     4.2. Losses. Losses for any fiscal period shall be allocated 99% to the Investors and 1% to Power VI Corp.; provided that Losses shall not be allocated pursuant to this Section 4.2 to the extent that such allocation would cause any Investor to have a negative amount in the Investor's Adjusted Capital Account at the end of this fiscal period.
     4.3 General Allocation Provisions. (a) Except as otherwise provided in this Declaration, all items of Fund income, gain, expense, loss, deduction and credit for a particular fiscal period and any other allocations not otherwise provided for shall be divided among the Shareholders in the same proportions as they share Profits or Losses, as the case may be, for the fiscal period.
     (b) The Shareholders shall be bound by the provisions of this Declaration in reporting their shares of Fund income and loss for income tax purposes.
     (c) The Fund may use any permissible method under Code Section 706(d) and the Regulations thereunder to determine Profits, Losses and other items on a daily, monthly or other basis for any fiscal period in which there is a change in a Shareholder's interest in the Fund.
     (d) The definition of "Capital Account" and certain other provisions of this Declaration are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. These Regulations contain additional rules governing maintenance of Capital Accounts that may not have been provided for in this Declaration because, in part, these rules may relate to transactions that are not expected to occur and in some instances are prohibited by this Declaration. If the Fund after consultation with its regular accountants or tax counsel determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, or to avoid the effects of unanticipated events that might otherwise cause this Declaration not to comply with such Regulations, the Fund shall make such modification without the need of prior notice to or consent of any Shareholder; so long as no such modification is likely to have a material effect on the amounts distributable to any Shareholder.
     4.4 Among Investors. Each Investor shall be allocated that percentage part of the aggregate amounts allocated to all Investors or to a subgroup of Investors, as the case may be, as the number of Shares owned by the Investor bears to the aggregate number of Shares owned by all Investors or Investors in the subgroup. Allocations under Section 4.1(b) of Profits shall be made among Investors as follows: first, all Profits so allocated shall be allocated to the holders of Preferred Participation Rights in proportion to their holdings until the amounts so allocated, together with prior allocations under this sentence, equal the cumulative distributions made in respect of Preferred Participation Rights. All remaining Profits allocated under Section 4.1(b) to Investors shall be allocated among the Investors as prescribed by the first sentence of this
Section 4.4.
     4.5 Minimum Allocation. Notwithstanding anything to the contrary in this Declaration, in no event shall Power VI Corp.'s allocable share of each material item of Fund income, gain, expense, loss, deduction or credit be less than 1% of such item.
     4.6 Tax Allocation. Notwithstanding anything to the contrary in this Declaration, to the extent that Power VI Corp. is treated for federal income tax purposes as having received an interest in the Fund as compensation for services which constitutes income to Power VI Corp. under Code Section 61, any amount allowed as a deduction for federal income tax purposes to the Fund (whether as an ordinary and necessary business expense or as a depreciation or amortization deduction) as a result of such characterization shall be allocated solely for federal income tax purposes to Power VI Corp.
     4.7 Allocation of Gains from Dispositions. Prior to the allocation of Profits under Section 4.1, all gains derived by the Fund during any fiscal period from any sale, transfer, injury, destruction or other disposition of Fund Property or an interest therein, other than in the ordinary course of operation of Fund Property (including, without limitation, proceeds from insurance, refinancing or condemnation) shall be allocated to Power VI Corp. to the extent that the Capital Account of Power VI Corp. would have otherwise been negative as of the end of such fiscal period. Gain or loss allocable to each Shareholder will be adjusted accordingly.
     4.8. Among Incentive Plan Participants. Profits and other items allocable to the Incentive Plan Participants shall be allocated among the authorized Incentive Shares on a pro rata basis. Amounts allocable to issued and outstanding Incentive Shares shall be allocated to their holders. Amounts allocable to authorized Incentive Shares that are not issued and not outstanding shall be allocated to Power VI Corp. in respect of its Management Share. ARTICLE 5 CAPITAL CONTRIBUTIONS OF SHAREHOLDERS
     5.1 Additional Capital Contributions. There shall be no additional Capital Contributions by the Investors except as provided in Section 9.5.
     5.2 Managing Shareholders' Capital Contributions. Power VI Corp. as a Managing Shareholder shall make Capital Contributions in accordance with Section 14.7.
     5.3. Incentive Plan Participants' Capital Contributions. Incentive Plan Participants shall make Capital Contributions in respect of Incentive Shares solely as specified by the Key Employees Incentive Plan.
     5.4. Returns of Capital. If the Fund for any reason at any time does not find it necessary or appropriate to retain or expend all Capital Contributions made by Investors or Incentive Plan Participants, the Managing Shareholders in their sole discretion may cause the Fund to return any or all such excess Capital Contributions ratably to Investors or those Participants, as the case may be. The Investors will be notified of the source of the payment. The Fund is not obligated to return the amount of any fees charged in connection with the Capital Contribution and the return of a Capital Contribution is net of any fees so charged.
ARTICLE 6
CAPITAL ACCOUNTS
     6.1 Capital Accounts. A Capital Account shall be established and maintained for each Shareholder and shall be adjusted as follows:
     (a) The Capital Account of each Shareholder shall be increased by:
     (1) The amount of such Shareholder's Capital Contributions to the Fund;
     (2) The amount of Profits allocated to such Shareholder pursuant to Articles 4 and 7 and Section 9.5;
     (3) The fair market value of property contributed by the Shareholder to the Fund (net of liabilities secured by the contributed property that the Fund under Code Section 752 is considered to have assumed or taken subject to); and
     (4) Any items in the nature of revenues, income or gain that are specially allocated to such Shareholder or adjusted pursuant to Sections 4.5, 4.6, 4.7 and 7.4.
     (b) The Capital Account of each Shareholder shall be decreased by:
     (1) The amount of Losses allocated to such Shareholder pursuant to Articles 4 and 7 and Section 9.5;
     (2) All  amounts of money and the fair  market  value of  property  paid or distributed to such Shareholder pursuant to the terms hereof (other than payments made with respect to loans made by such Shareholder to the Fund), net of liabilities secured by that property that the Shareholder under Code Section 752 is considered to have assumed or taken subject to, as well as returns of capital under Section 5.3;
     (3) Any items in the nature of expenses or losses that are specially allocated to such Shareholder pursuant to Sections 4.5, 4.6, 4.7 and 7.4; and
     (4) Any return of a Capital Contribution under Section 5.4.
     6.2 Calculation of Capital Account. Whenever it is necessary to determine the Capital Account of any Shareholder, the Capital Account of such Shareholder shall be determined in accordance with the rules of Regulation Sections 1.704-1
(b) (2) (iv) and 1.704-2 (as amended from time to time). If necessary to comply with the Code, an Adjusted Capital Account may be employed.
     6.3 Effect of Loans. Loans by any Shareholder to the Fund shall not be considered contributions to the capital of the Fund. 6.4 Withdrawal of Capital. No Shareholder shall be entitled to withdraw any part of his Capital Account or to receive any distribution from the Fund, except as specifically provided herein.
     6.5 Capital Accounts of New Shareholders. Any person who shall acquire Shares in accordance with the terms and conditions of Article 13 of this Declaration shall have the Capital Account of his transferor after adjustments reflecting the transfer, if any, except as specifically provided herein.
     6.6 Limitation. Neither the Corporate Trustee, the Managing Shareholders nor any other Managing Person shall be required or shall have any personal liability to fund any or all of any negative Capital Account of any Investor or Incentive Plan Participant, including without limitation Capital Contributions.
ARTICLE 7 ADDITIONAL PROVISIONS APPLICABLE TO ALLOCATIONS
     7.1 Determination of Income and Loss. At the end of each Fund fiscal year, and at such other times as the Fund shall deem necessary or appropriate, each item of Fund income, gain, expense, loss, deduction and credit shall be determined for the period then ending and shall be allocated to the Capital Account of each Shareholder in accordance with this Declaration. With respect to the admission of Shareholders, the Fund will use the "interim closing date" method of accounting as permitted by the Regulations.
     7.2 Determination of Income and Loss in the Event of Transfer. In the event that a Shareholder transfers his interest in the Fund in accordance with the terms of this Declaration, the determination and allocation described in Section
7.1 shall be made as of the date of such transfer and thereafter all such allocations shall be made to the account of the transferee of such interest; provided, however, that the Fund may determine that such determination and allocation shall be pro rata to the Shareholders based upon the actual number of days in such fiscal year that each such Shareholder held an interest in the Fund. In the event of a pro rata determination and allocation, the foregoing provisions of this Section relating to a pro rata determination and allocation will not be applicable to the distributive shares, with respect to the Shares transferred, of items of Fund income, gain, expense, loss, deduction and credit arising out of (a) the sale or other disposition of all or substantially all Fund Property, or (b) other extraordinary nonrecurring items, all of which will be allocated to the holder of such Trust interest on the date such items of Fund income, gain, expense, loss, deduction and credit are earned or incurred.
     7.3 Allocation of Net Income and Net Losses. All items of income, gain, expense, loss, deduction and credit of the Fund from operations and in the ordinary course of operation of Fund Property shall be allocated among the Shareholders in accordance with Article 4.
     7.4 Qualified Income Offset and Other Allocation Provisions. (a) If there is a net decrease in "partnership minimum gain" (within the meaning of Regulation Section 1.704-2(d)) during a fiscal period, then there shall be allocated to each Shareholder items of income and gain for such fiscal period (and, if necessary, subsequent fiscal periods) in proportion to, and to the extent of, an amount equal to the portion of such Shareholder's share of the net decrease in partnership minimum gain during such fiscal period that is allocable to the disposition of Fund Property subject to one or more nonrecourse liabilities of the Fund. However, such allocation shall be reduced to the extent
(i) the Shareholder contributes capital to the Fund that is used to repay the nonrecourse liability and (ii) the Shareholder's share of the net decrease in partnership minimum gain is caused by the repayment. The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation Section 1.704-2(f), and shall be interpreted and applied in all respects in accordance with such Regulation. If there is a net decrease in the minimum gain attributable to a "partner nonrecourse debt" (as defined in Regulation Section 1.704-2(b) (4)) for a fiscal period, then, in addition to the amounts, if any, allocated pursuant to the first sentence of this Subsection 7.4(a), there shall be allocated to each Shareholder with a share of such minimum gain attributable to a "partner nonrecourse debt" items of income and gain for such fiscal period (and, if necessary, subsequent fiscal periods) in proportion to, and to the extent of, an amount equal to the portion of such Shareholder's share of the net decrease in the minimum gain attributable to a partner nonrecourse debt during such fiscal period that is allocable to the disposition of Trust Property subject to one or more nonrecourse liabilities of the Fund. However, such amount shall be reduced to the extent (i) the Shareholder contributes capital to the Fund that is used to repay the nonrecourse liability and (ii) the Shareholder's share of the net decrease in the minimum gain attributable to a partner nonrecourse debt is caused by the repayment.
     (b) If during any fiscal period of the Fund a Shareholder unexpectedly receives an adjustment, allocation or distribution described in Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in the Shareholder's Adjusted Capital Account, there shall be allocated to the Shareholder items of income and gain (consisting of a pro rata portion of each item of Fund income, including gross income, and gain for such period) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Regulation Section 1.704-1(b)(2)(ii)(d), and shall be interpreted and applied in all respects in accordance with such Regulation.
     (c) Notwithstanding anything to the contrary in Article 4 or this Article 7, any item of deduction, loss or Code Section 705(a)(2)(B) expenditure that is attributable to "partner nonrecourse debt" shall be allocated in accordance with the manner in which the Shareholders bear the economic risk of loss for such debt (determined in accordance with Regulation Section 1.704-2(i)).
     (d) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to paragraph (a), (b) or (c) of this Section 7.4 ("Required Allocations") and such allocation is inconsistent with how the same amount otherwise would have been allocated under Sections 4.1 and 4.2, subsequent allocations under Sections 4.1 and 4.2 shall be made, to the extent possible, in a manner consistent with paragraphs (a), (b) and (c) of this
Section 7.4 which negates as rapidly as possible the effect of all previous Required Allocations.
     (e) Solely for federal, state and local income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to property carried on the Fund's books at a value other than its tax basis shall be allocated (i) in the case of property contributed in kind, in accordance with the requirements of Code Section 704(c) and such Regulations as may be promulgated thereunder from time to time, and (ii) in the case of other property, in accordance with the principles of Code Section 704(c) and the Regulations thereunder, in each case, as incorporated among the requirements of the relevant provisions of the Regulations under Code Section 704(b).
     (f) All or a portion of the remaining items of Fund income or gain for the fiscal period, if any, shall be specially allocated to the Investors in proportion to the cumulative distributions each has received pursuant to Section 8.1(e) from the commencement of the Fund, until the aggregate amounts allocated to each Investor pursuant to this Section 7.4(f) for such period and all prior periods equal the cumulative amount of such distributions to such Investor.
ARTICLE 8 INTEREST OF SHAREHOLDERS IN CASH DISTRIBUTIONS
     8.1  Distribution  of  Net  Cash  Flow.   Subject  to  the  terms  of  this
Declaration, the Fund shall make distributions of Net Cash Flow out of the Fund's cash, to the extent and at such times as it deems advisable, in the following manner:
     (a) Indebtedness to Shareholders. First, Net Cash Flow shall be applied pro rata (in accordance with the percentage of total loans that are owing to each Shareholder) to the payment to the Shareholders of interest and principal, in that order, on loans, if any, made by the Shareholders to the Fund.
     (b) Special Provisions. Distributions of Net Cash Flow in respect of an additional series of Shares under Section 9.5 are governed by the Managing Shareholders' designation under that Section and distributions made in connection with the dissolution and termination of the Fund under Section 14.1 are governed by Section 8.1(g). Net Cash Flow distributed under those provisions shall be excluded from consideration under Sections 8.1(c)-(f).
     (c) Proceeds from  Dispositions  of Property.  All Net Cash Flow  remaining after the application of Sections 8.1(a) and (b) from the sale, transfer, injury, destruction or other disposition of Fund Property or an interest therein, other than in the ordinary course of operation of Fund Property (and including, without limitation, proceeds from insurance, refinancing or condemnation, but excluding sales or resales of interim investments under
Section 10.5) which the Fund determines to distribute, shall be distributed as follows:
     (1) Prior to Payout, 99% to the Investors and 1% to Power VI Corp.; and
     (2) After Payout, 75% to the Investors, 5% to Incentive Plan Participants and 20% to Power VI Corp.
     (d) Satisfaction of Preferred Participation Rights. All Net Cash Flow remaining after the application of Sections 8.1(a)-(c) that the Fund determines to distribute during a calendar year or shorter period shall first be applied to the redemption of any outstanding Preferred Participation Rights in the following order:
     (1) Ninety-nine percent of Net Cash Flow subject to this Section 8.1(d) and distributed during 1999 shall be distributed pro rata among the holders of Preferred Participation Rights and the remaining 1% shall be distributed to Power VI Corp. until total cumulative distributions to those holders under this
Section 8.1(d) equal $500 per outstanding Preferred Participation Right, and the remaining Net Cash Flow distributed during 1999, if any, shall be distributed under Sections 8.1(e)-(f);
     (2) Ninety-nine percent of Net Cash Flow subject to this Section 8.1(d) and distributed during 2000 shall be distributed pro rata among the holders of Preferred Participation Rights and the remaining 1% shall be distributed to Power VI Corp. until total cumulative distributions to those holders under this
Section 8.1(d) equal $1,000 per outstanding Preferred Participation Right, and the remaining Net Cash Flow distributed during 2000, if any, shall be distributed under Sections 8.1(e)-(f); and
     (3) If after 2000 cumulative distributions under this Section 8.1(d) to holders of Preferred Participation Rights are less than $1,000 per outstanding Preferred Participation Right, 99% of all Net Cash Flow subject to this Section 8.1(d) that is distributed thereafter shall be distributed pro rata to the holders of outstanding Preferred Participation Rights and the remaining 1% shall be distributed to Power VI Corp. until total cumulative distributions to the holders under this Section 8.1(d) equal $1,000 per Preferred Participation Right, and all remaining Net Cash Flow shall be distributed under the remaining provisions of this Article 8.
     (e) Investor Priority for Distributions-Pre-Payout. Until Payout is achieved, all Net Cash Flow that remains after the application of Sections 8.1(a)-(d) and that the Fund determines to distribute shall be distributed as follows:
     (1) Until total distributions of Net Cash Flow subject to this Section 8.1(e) during a calendar year to Investors equal the greater of (A) 12% of the Investors' Average Annual Capital Contributions or (B) 75% of Net Cash Flow distributed in that year after deducting amounts governed by Sections 8.1(a)-(d), 99% of all distributions made under this Section 8.1(e) in that year (or shorter period ending on Payout) shall be made to the Investors and the remaining 1% shall be made to Power VI Corp.; and
     (2) Thereafter, 80% of distributions made during the remainder of the calendar year (or shorter period ending on Payout) shall be made to Power VI Corp. and 20% shall be made to the Incentive Plan Participants.
     (f) Distributions-Post-Payout. After Payout is achieved, 75% of all distributions made in any calendar year or portion thereof after the application of Sections 8.1(a)-(e) shall be made to the Investors, 5% shall be made to the Incentive Plan Participants and the remaining 20% shall be made to Power VI Corp.
     (g) Proceeds Available Upon Dissolution. Upon dissolution and termination of the Fund under Section 14.1, the proceeds of the sale or other disposition of the Fund Property shall be paid or distributed in the following orderof priority:
     (1) First, there shall be paid to the Fund's creditors, other than Shareholders, funds, to the extent available, sufficient to extinguish current Fund liabilities and obligations, including costs and expenses of liquidation (or provision for payment shall be made, which provision may include a distribution of assets subject to the obligations in question); provided, however, that all loans made to fund expenditures under Section 9.5 shall be paid only from assets allocable to the Shareholders who benefited from such expenditures and only in proportion to such benefit;
     (2) Second, any loans owed by the Fund to the Shareholders shall be paid in proportion thereto; provided, however, that all loans made to fund expenditures under Section 9.5 shall be paid only from assets allocable to the Shareholders who benefited from such expenditures and only in proportion to such benefit;
     (3) Third, to the Shareholders in proportion to, and to the extent of the excess, if any, of (i) the cumulative distributions to which a Shareholder is entitled under Sections 8.1(d) and (e) from the inception of the Fund until the date on which the liquidating distribution is made over (ii) the sum of all prior distributions made to the Shareholders under Sections 8.1(d),(e) and
(g)(3); provided, however, that no distribution shall be made under this Section 8.1(g)(3) that creates or increases a negative amount in the Investor's Adjusted Capital Account at the end of this fiscal period. This proviso shall be determined as follows: distributions shall be first determined tentatively pursuant to this Section 8.1(g)(3) without regard to the Shareholders' Capital
Accounts and then the allocation provisions of Article 4 shall be applied tentatively as if such tentative distributions had been made. If any Investor shall thereby have a negative amount in the Investor's Adjusted Capital Account, the actual distribution to the Investor under this Section 8.1(g)(3) shall be equal to the tentative distribution to the Investor less the negative amount in the Adjusted Capital Account after application of the tentative allocation; and
     (4) Fourth, the balance, if any, to the Shareholders, in accordance with their Capital Accounts, after giving effect to all adjustments to Capital Accounts for all fiscal periods through and including the fiscal period in which dissolution occurs.
     (h) Limitation. Notwithstanding any other provision of this Declaration, no distribution may be made selectively to one Shareholder or group of Shareholders but must be made ratably to all Shareholders entitled to that type of distribution at that time, except as provided by Section 12.11(b). This Section 8.1(h) does not waive any claim, right of set-off, right to receive money or other right that the Fund may have against any Shareholder and does not compel the Fund to make distributions to a Shareholder notwithstanding the Trust's assertion of such claims or rights.
     8.2 Distribution in Kind. If the Fund elects to make distribution in kind of any of the assets of the Fund, it shall give notice of its election to each Shareholder, specifying the nature and value of all such assets to be distributed in kind, the deadline for giving notice of refusal to accept a distribution in kind and to the extent advisable, the estimated time necessary for the Fund to liquidate assets if those assets are not distributed and other information as required. In making such election, the Fund shall not arbitrarily value assets to be distributed in kind nor shall it specify assets to be distributed in kind in such a manner as to unreasonably advantage or disadvantage any Shareholder. A Shareholder may refuse to accept a distribution in kind by giving written notice to the Fund not later than 30 days after the effective date of the Fund's notice of distribution. If a Shareholder refuses distribution in kind, the Fund shall retain in the Fund's name the portion of the assets which were to be distributed in kind and which were to be allocated to the refusing Shareholder (the "Retained Assets") and shall liquidate the Retained Assets in accordance with this Declaration. Upon liquidation of the Retained Assets, the sum realized shall be distributed to the Shareholder refusing distribution in kind in full discharge of the Fund's obligation to distribute the Retained Assets. In determining the Capital Accounts of the Shareholders, a distribution of assets in kind shall be considered a sale of the property distributed so that any unrealized gain or loss with respect to such property shall be deemed to have been realized and allocated among the Shareholders in accordance with Article 4.
     8.3  Amounts  Withheld.  All amounts  withheld  pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Fund or the Shareholders shall be treated as amounts distributed to the Shareholders pursuant to this Article 8 for all purposes under this Declaration. The Fund may allocate any such amounts among the Shareholders in any manner that is in accordance with applicable law.

     8.4 Limitation. Distributions to Shareholders shall not be made to the extent they are prohibited by restrictions contained in the Delaware Act or other provisions of this Declaration.
ARTICLE 9
OPERATION OF TRUST
     9.1 Investment Fee. The Fund shall pay Ridgewood Power out of Fund Property an investment fee in an amount equal to 2% of each Capital Contribution from the initial offering or any future offering of Investor Shares. The investment fee payable in respect of Investors whose subscriptions for Shares are accepted by the Managing Shareholders in 1998 is for Ridgewood Power's services in investigating and evaluating investment opportunities and effecting transactions for investing the capital contributed through 1998, and the fee payable by Investors whose subscriptions for Shares are accepted by the Managing Shareholders in a later year is for those services for capital contributed in that year. The fee shall be payable on the Escrow Date as to Shares purchased through that date and on each date thereafter on which the Fund receives and collects full payment for additional accepted subscriptions for Shares. In addition, an investment fee shall be paid to Ridgewood Power in an amount equal to 2% of additional Capital Contributions received under Section 9.5, for similar services rendered by Ridgewood Power during the year in which such funds are received by the Fund. The fee in respect of services performed by Ridgewood Power during any year in which such additional funds are received by the Fund under Section 9.5 shall be payable upon the later of each date on which payment is accepted by the Fund or the fulfillment of any applicable escrow conditions.
     9.2 Selling Commissions and Placement Agent Fee. The Fund shall pay out of Fund Property to Ridgewood Securities Corporation or to any broker-dealer who effects the sale of one or more whole or fractional Shares, cash selling commissions in an aggregate amount equal to 8% of each Capital Contribution. For serving as Placement Agent, Ridgewood Securities Corporation shall also be entitled to receive out of Fund Property a fee in an amount equal to 1% of each Capital Contribution. Such commissions and fees payable in respect of sales of Shares under the initial offering of Shares shall be due and payable promptly after the latest to occur of (i) acceptance by the Fund of an Investor's subscription, (ii) the Escrow Date or (iii) the receipt by the Fund of the gross purchase price for the Shares. Such commissions and fees in respect of additional Capital Contributions shall be due and payable upon the later of such date on which funds are accepted by the Fund or the fulfillment of any applicable escrow conditions.
     9.3 Other Expenses. (a) The Fund shall enter into an agreement with Ridgewood Capital under which Ridgewood Capital will provide informational materials and services, support for marketing efforts by broker-dealers, and coordination for the offering of the Investor Shares. The Fund shall pay Ridgewood Capital out of Fund Property an organizational, distribution and offering fee in an amount equal to 6% of each Capital Contribution to cover all expenses incurred in the offer and sale of Shares, including legal, accounting, and consulting fees, printing, filing, postage and other expenses of organizing the Fund, distribution and selling costs and closing costs for the offering. The fee shall be payable on the Escrow Date as to Shares purchased through that date and on each date thereafter on which the Fund receives and collects full payment for additional accepted subscriptions for Shares. If these expenses exceed 6% of the aggregate Capital Contributions, Ridgewood Power shall pay such excess.
     (b) The Fund shall reimburse the Managing Shareholders for all other actual and necessary direct expenses paid or incurred in connection with the operation of the Fund, including but not limited to accounting, legal and consulting fees, to the extent that those expenses were incurred by the Managing Shareholders in carrying out responsibilities assigned to them by this Declaration, were consistent with this Declaration and do not constitute Organizational, Distribution and Offering Fees. The Fund shall reimburse the Corporate Trustee for all actual and necessary expenses paid or incurred in connection with the operation of the Fund, including the Fund's allocable share of the Corporate Trustee's overhead.
     (c) In respect of the disposition of all or a portion of the investments that the Fund may make in Projects or Project Entities on its own behalf (rather than through its participation in any entity organized to develop multiple Projects), the Fund may be required to or may find it most advantageous to engage a broker or similar adviser and to pay a brokerage fee to the broker or other persons responsible for bringing the disposition opportunity to the Fund's attention or for investigating, evaluating or negotiating the acquisition or disposition of the Fund's interest therein. However, if a Managing Shareholder or an Affiliate performs those services in respect of an investment acquisition or disposition opportunity for the Fund relating to a particular Project or Project Entity, the Managing Shareholder or Affiliate so providing those services shall be entitled to receive a brokerage fee from the Fund for such services in an amount not in excess of 2% of the gross proceeds of that disposition.
     (d) If the Fund engages RPMC or another Affiliate of a Managing Shareholder to manage Projects under Section 12.5 of this Declaration, it shall reimburse that person for its actual costs incurred (which may include a reasonable allocation of overhead items and of expenses incurred commonly with the Managing Shareholder or their Affiliates) as an expense of the Fund.
     9.4. Management Fee. For each 12-month period beginning on the Termination Date and ending upon the winding up of the Fund's business, the Fund shall pay Power VI Corp. from Fund Property a Management Fee, payable in advance in equal monthly installments, at the annual rate of 2.5% of the aggregate Capital Contributions. The Management Fee shall be in lieu of any reimbursement to the Managing Shareholders for administrative and overhead expenses, including without limitation postage, communication, computer service, accounting, regulatory reporting and compensation costs of the Managing Shareholders allocable to the Fund. Those administrative and overhead expenses do not include fees, expenses and payments made by the Fund to persons other than the Managing Shareholders (such as legal, outside accounting and consulting expenses) or extraordinary expenses incurred by the Managing Shareholder. The Fund may enter into a management agreement with the Managing Shareholders regarding the services to be provided and compensated from the Management Fee.
     9.5 Additional Offers of Shares. (a) Beginning six months and one day after the Termination Date, the Fund from time to time may create and sell additional Investor Shares or additional classes or series of Shares if the Managing
Shareholders determine that the best interests of the Fund so require. Additional classes or series may but are not required to be limited to the results of Projects or Project Entities that are not coextensive with the entire Fund Property. The Managing Shareholders are authorized to determine or alter any or all of the powers, preferences and rights, and the qualifications, limitations or restrictions granted to or imposed upon any unissued class or series of additional Shares, and to fix, alter or reduce the number of Shares comprising any such class or series and the designation thereof, or any of them, and to provide for the rights and terms of redemption or conversion of the Shares of any such class or series. The Managing Shareholders' designation of the Shares and the terms and conditions of any new class or series of Shares shall be deemed an amendment of this Declaration and shall be effective without any notice to, action by or approval of the Investors. Any Shares so designated may be offered to such persons and on such terms and conditions as the Fund may determine.
     (b) Any additional Shares or classes or series of Shares shall have voting rights as designated by the Managing Shareholders; however, no such Share shall have more than one vote per $100,000 of Capital Contributions for that Share on matters in which the holders of those Shares vote with the holders of Investor Shares, without the consent of the holders of a Majority of the Investor Shares.
     (c) The Fund may but is not required to offer all Investors the right (a "Purchase Right") to acquire additional Shares of any type to be offered by the Fund; however, no Investor who declined to subscribe to a previous series of Shares whose net proceeds were invested in a Project or Project Entity in which any net proceeds of the proposed series are to be invested shall be entitled to a Purchase Right for the proposed series. A Purchase Right may be exercisable prior to or concurrent with the offering of the series to other persons. If the Fund offers a Purchase Right, the Fund shall give each Investor entitled thereto a notice specifying the total Shares of the additional series that it is offering and the terms and conditions of the offering, together with any other required information. The Fund will require the Investors to notify the Fund of their decision to exercise the Purchase Right and to deliver the subscription documents and the price for the Shares offered within a reasonable period set by the Fund and specified in the notice, which shall not be less than 10 days after the effective date of the notice.
     (d) If a Purchase Right is offered and the Investors do not purchase all the offered Shares within the period specified in the Fund's notice, the Fund may dispose of the remaining offered Shares in its sole discretion or may modify its plan of activity accordingly.
     (e) All Profits, Losses and other items attributable to additional Shares shall be allocated as specified in the determination of the Managing Shareholders creating those Shares, except that any such allocation shall not unreasonably reduce allocations to existing Investors of Profits, Losses, Net Cash Flow and other items to the extent attributable to their Capital Contributions. The Managing Shareholders' election in good faith of allocation methods (which may include subjective elements) shall be conclusive in the absence of willful misconduct or gross negligence.
     9.6 Payment and Recoupment of Fees. As soon as funds have been released to the Fund from the escrow account referred to in Section 1.6, they may be used to pay the fees referred to in Sections 9.1, 9.2 and 9.3 then due. If the Managing Shareholders withdraw the offering of Shares, any person that has received payments from the proceeds of the offering shall return such payments to the Fund upon demand by the Managing Shareholders.
     9.7. Key Employee Incentive Plan. (a) The Managing Shareholders at any time may institute a Key Employee Incentive Plan as a means of allowing key officers and employees of the Fund and its subsidiaries, or employees of the Managing Shareholders and Affiliates of the Managing Shareholders who perform significant duties for the Fund or its subsidiaries, to obtain an equity interest in the Fund through the issuance of Incentive Shares. At the close of the initial offering of Investor Shares, a number of Incentive Shares shall be authorized for issuance under the Plan equal to 1/15 of the number of Investor Shares issued and outstanding. The interest in distributions appertaining to the Incentive Shares is specified in Article 8. Until Incentive Shares are issued and outstanding, the distributions appertaining thereto shall be assigned to Power VI Corp. The consideration, if any, for the issuance of Incentive Shares or rights to acquire Incentive Shares shall be determined by the Managing Shareholders.
     (b) In its sole discretion, Power VI Corp. may transfer a portion of its interest in any distributions and a proportionate part of its allocations of Profits (but not Losses) to the Plan, whereupon an additional number of Incentive Shares shall be created in proportion to the ratio of the interest in post-Payout distributions so transferred to the 5% interest in post-Payout distributions allotted to the Plan under other provisions of this Declaration. Power VI Corp. shall not transfer an interest that causes the number of Incentive Shares to increase by more than 60%. ARTICLE 10 ACCOUNTING
     10.1 Elections. The Fund shall elect the calendar year as its fiscal year. The Fund shall adopt the accrual method of accounting or such other method of accounting as the Fund shall determine. The Fund shall elect to be taxed only as a partnership. The Fund may but shall not be required to make an election under
Section 754 of the Code or corresponding state taxation laws. The Managing Shareholders are empowered to make any other election permitted by law, including without limitation an election under Code Section 771, without prior notice to or consent by any other Shareholder.
     10.2 Books and Records. The Fund's books and records shall be kept at the principal place of business of the Fund and shall be maintained in accordance with generally accepted accounting principles, consistently applied. The Fund shall maintain supplemental records on the basis utilized in preparing the Fund's federal income tax return with such adjustments in accounting as are required by this Declaration or as the Fund determines would be in the best interests of the Fund.
     10.3 Reports. (a) The Fund will keep each Investor and assignees complying with Article 13 currently advised as to activities of the Fund by reports furnished at least quarterly. An independent certified public accounting firm selected by the Fund will prepare the Fund's federal income tax return as soon as practicable after the conclusion of each year and each Shareholder will be furnished, at that time, with the necessary accounting information for each Shareholder to take into account and report separately such Shareholder's distributive share of the income and deductions of the Fund. The Fund will use its reasonable best efforts to obtain the information necessary for the accounting firm as soon as practicable and to transmit the resulting accounting and tax information to the Shareholders as soon as possible after receipt from the accounting firm. The Fund shall make available to each Shareholder as soon as practicable after the conclusion of each year annual financial statements of the Fund which have been audited by the Fund's independent certified public accounting firm. The annual financial statements will include in the notes thereto a reconciliation of net income as reported therein to the annual reported cash flow from operations and to net income for tax purposes.
     (b) Within 180 days after the end of each year following the fourth anniversary of the Termination Date, the Fund shall make available to the Investors an estimated valuation per Share based, if possible, upon a generally accepted method or methods of valuation of the Fund Property.
     10.4 Bank Accounts. The Fund shall maintain separate segregated accounts in its name at one or more commercial banks, and the cash funds of the Fund shall be kept in any of those accounts as determined by the Fund.
     10.5 Interim Assets. The Fund may purchase, to the extent the Fund's funds are not otherwise committed to transactions or required for other purposes, either or both of the following:
     (a) Obligations of banks or savings and loan associations that either (i) have assets in excess of $5 billion or (ii) are insured in their entirety by agencies of the United States government;
     (b) Obligations of or guaranteed by the United States government or its agencies; and
     (c) Money market or other short-term obligations (having a maturity of nine months or less) rated at least A1 or P1 by a nationally recognized securities rating organization.
ARTICLE 11
RIGHTS AND OBLIGATIONS OF INVESTORS
     11.1 Participation in Management. No Investor (other than the Managing Shareholders acting in their capacity as such) shall have the right, power, authority or responsibility to participate in the ordinary and routine management of the Fund's affairs or to bind the Fund in any manner.
     11.2 Rights to Engage in Other Ventures. No Investor or Incentive Plan Participant or any officer, director, shareholder or other person holding a legal or beneficial interest in any Investor shall, by virtue of his ownership of a direct or indirect interest in the Fund, be in any way prohibited from or restricted in engaging in, or possessing an interest in, any other business venture of a like or similar nature including any venture involving the independent power industry.
     11.3 Limitations on Transferability. The interest of an Investor shall not be transferable except under the conditions set forth in Article 13 hereof.
     11.4 Information. (a) Each Investor's rights to obtain information from the Fund from time to time are set forth in this Section. In addition to information provided under Section 10.3, each Investor shall be provided on request with the following:
     (1) True and full information regarding the status of the Fund's business and financial condition;
     (2) Promptly after becoming available, a copy of the Fund's federal, state and local income tax returns or information returns for the preceding year and prior years to the extent reasonably available;
     (3) A current list of the name and last known business, residence or mailing address of each Shareholder and of any confidential representative of each Shareholder, if specifically designated as such in writing (unless such Shareholder has specified that the Fund is not to disclose such information, in which case the Fund, at the requesting Investor's cost, shall forward communications, sealed or unsealed, from the requesting Investor to such Shareholder or representative upon assertion by the Investor in writing to the Fund of a proper purpose for the communication);
     (4) A copy of the Certificate and this Declaration and all amendments thereto;
     (5) True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Shareholder and which any Shareholder has agreed to contribute in the future, and the date on which each current Shareholder acquired his Shares; and
     (6) Such other information regarding the Fund's affairs as is just and reasonable.
     (b) The Fund shall establish reasonable standards governing without limitation the information and documents to be furnished and the time and the location, if appropriate, of furnishing that information and documents. Costs of providing information and documents shall be borne by the requesting Investor except for de minimis amounts consistent with the Fund's ordinary practices. The Fund shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information.
     (c) The Fund may keep confidential from Investors for such period of time as it deems reasonable any information that it reasonably believes to be in the nature of trade secrets or other information that the Fund in good faith believes would not be in the best interests of the Fund to disclose or that could damage the Fund or its business or that the Fund is required by law or by agreement with a third party to keep confidential.
     (d) The Fund may keep its records in other than written form if capable of conversion into written form within a reasonable time.
     (e) All demands or requests for information under this Section shall be solely for a purpose reasonably related to the Investor's interest in the Fund. All requests or demands for information under this Section shall be in writing and shall state the purpose of the demand; the Fund's acceptance of oral requests shall not waive or limit the scope of this provision. Any action to enforce rights under this Section may be brought in the Delaware Court of Chancery. ARTICLE 12 POWERS, DUTIES AND LIMITATIONS OF MANAGING SHAREHOLDERS AND CORPORATE TRUSTEE
     12.1 Management of the Fund. (a) The Managing Shareholders shall have full, exclusive and complete discretion in the management and control of the Fund, except as otherwise provided herein. The Managing Shareholders agree to manage and control the affairs of the Fund to the best of its ability and to conduct the operations contemplated under this Declaration in a careful and prudent manner and in accordance with good industry practice. The Managing Shareholders may bind the Fund.
     (b) Each Managing Shareholder has full authority to act on behalf of the Fund without notice to or consent by the other. The fact that this Declaration or another document states that action is to be taken by "the Managing
Shareholders" does not preclude a single Managing Shareholder from acting unilaterally. If the Managing Shareholders disagree on a course of action, decision or other determination, the decision of Ridgewood Power will control.
     12.2 Acceptance of Subscriptions. The Managing Shareholders shall not cause the Fund to accept any subscription for Shares except as provided in Article 1 or in Sections 9.5 or 9.7, as the case may be.
     12.3 Specific Limitations. (a) The Managing Shareholders shall not take any of the following actions without the approval of all Investors:
     (1) Any act that would make it impossible to carry on the Fund's ordinary business;
     (2) Causing the dissolution or termination of the Fund prior to the expiration of its term, except as provided under Article 14; (3) Possessing Fund Property or assigning rights in specific Fund Property for other than a Fund purpose; or (4) Constituting any other person as a Managing
     Shareholder, except as provided in Article 14. (b) The Managing Shareholders shall not sell, exchange, lease, mortgage, pledge or transfer all or substantially all of the
Fund's assets  if not in the  ordinary  course  of  operation  of Fund  Property without the approval of a Majority of Voting Shares. (c) The Corporate Trustee, the Fund and the Fund's agents shall not take any action that is prohibited to the Managing
Shareholders by this or any other provision of this Declaration.
     12.4 Specific Powers. In addition to the powers and duties otherwise provided for in this Declaration, the Managing Shareholders have the following powers and duties:
     (a) To direct or supervise the Corporate Trustee, the Fund and the Fund's agents in the exercise of any action relating to the Fund's affairs, including without limitation the powers described in Section 1.8;
     (b) To take the actions specified in Section 12.3 if the approvals specified therein are obtained; (c) To amend this Declaration as specified in Section 15.8(a) or other provisions of this Declaration; (d) To lend money to the Fund (without being obligated to do so) if such loan bears interest at a reasonable rate not exceeding the interest cost to the Managing Shareholder lending the money or the amount that would be charged to the Fund by an unrelated lender on a comparable loan for the same purpose (without reference to the financial abilities or guarantees of the Managing Shareholder lending the money). The Managing Shareholder may not receive points or other financing charges or fees regardless of the amount loaned to the Fund. Before a Managing Shareholder makes any loans to the Fund, the Managing Shareholders will attempt to obtain a loan from an unrelated lender secured, if at all, only by Fund Property;
     (e) To approve in their sole discretion any transfer of Investor Shares;
     (f)  To  terminate  the  offering  of  Shares  at  any  time  prior  to the
     Termination Date, provided that the Escrow Date has occurred; (g) To withdraw the offering of Shares at any time as provided in Section 1.6; (h) To acquire such assets or properties, real or personal, as the Managing Shareholders in their sole discretion deem necessary or appropriate for the conduct of the Fund's business and to sell, exchange or distribute to Shareholders in kind or otherwise dispose of any part of the Fund Property;
     (i) To operate any Project or other Fund Property acquired by the Fund, or to contract for operation under Section 12.5, or to engage non-Affiliates to operate any Project or other Fund Property on such terms as they may determine in their sole discretion;
     (j) To waive any fees or compensation payable to them and to credit such waived amount in their discretion against any obligations they may have to contribute capital under Section 14.7;
     (k) To provide, or arrange for the provision of, managerial assistance to those persons in which the Fund invests; and (l) To establish valuation principles and to periodically apply such principles to the Fund's investment portfolio. 12.5. Operation by Affiliate. The Fund, by action of the Managing Shareholders, may engage RPMC or another Affiliate of a
Managing Shareholder to provide management, purchasing, planning and administrative services for any or all Projects operated by the Fund. A manager under this Section 12.5 shall act under the supervision and direction of the Managing Shareholders and does not have the authority to bind the Fund or act directly in its name except as authorized by the Managing Shareholders or an officer of the Fund. A manager under this Section 12.5 shall be reimbursed for all costs incurred by it as provided in Section 9.3(d) but shall not receive any compensation in excess of its costs. A manager under this Section 12.5 may provide services to the Managing Shareholders, their Affiliates or other entities sponsored by the Managing Shareholders or their Affiliates and costs and expenses shall be reasonably allocated among those entities. The Fund may enter into an Operation Agreement or other agreements to implement this Section
12.5. A manager under this Section 12.5 shall not be compensated or reimbursed for any services related to the administration of the Fund as a whole, to relations with Investors or the offering of Shares or to the identification, acquisition or disposition of Projects.
     12.6 Officers of Trust. (a) The Managing Shareholders shall appoint a President, one or more Vice Presidents as designated by the Managing Shareholders, a Secretary and such other officers and agents of the Fund as the Managing Shareholders may from time to time consider appropriate, none of whom need be a Shareholder. Except as otherwise prescribed by the Managing Shareholders or in this Declaration, each officer shall have the powers and duties usually appertaining to a similar officer of a Delaware corporation under the direction of the Managing Shareholders and shall hold office during the pleasure of the Managing Shareholders. Any two or more offices may be held by the same person. Any officer may resign by delivering a written resignation to the Managing Shareholders and such resignation shall take effect upon delivery or as specified therein.
     (b) All conveyances of real property or any interest therein by the Fund may be made by the Corporate Trustee, which shall execute on behalf of the Fund any instruments necessary to effect the conveyance. A certificate of the Secretary of the Fund stating compliance with this Section 12.6(b) shall be conclusive in favor of any person relying thereon.
     (c) All other documents, agreements, instruments and certificates that are to be made, executed or endorsed on behalf of the Fund shall be made, executed or endorsed by such officers of the Fund, or a Managing Shareholder or persons as the Managing Shareholders shall from time to time authorize and such authority may be general or confined to specific instances. In the absence of other provisions, the President is authorized to execute any document, to take any action on behalf of the Fund within this Section 12.6(c), and to authorize other officers to execute confirmatory documents or certificates.
     12.7 Presumption of Power. The execution by the Corporate Trustee, the Managing Shareholders or the officers on behalf of the Fund of leases, assignments, conveyances, contracts or agreements of any kind whatsoever shall be sufficient to bind the Fund. No person dealing with the Managing Shareholders or the Fund's officers shall be required to determine their authority to make or execute any undertaking on behalf of the Fund, nor to determine any fact or circumstances bearing upon the existence of their authority nor to see the application or distribution of revenues or proceeds derived therefrom, unless and until such person has received written notice to the contrary.
     12.8 Obligations Not Exclusive. The Managing Shareholders, the Panel Members and the Corporate Trustee shall be required to devote only such part of their time as is reasonably needed to manage the business of the Fund or discharge their duties, it being understood that the Managing Shareholders, the Panel Members and the Corporate Trustee have and shall have other business interests and therefore shall not be required to devote their time exclusively to the Fund. The Managing Sharehollders, the Panel Members and the Corporate Trustee shall in no way be prohibited from or restricted in engaging in, or possessing an interest in, any other business venture of a like or similar nature including any venture involving the independent power industry. Nothing in this Section 12.8 shall relieve the Managing Shareholders of other fiduciary obligations to the Investors, except as limited in Article 3. Notwithstanding anything to the contrary contained in this Article or elsewhere in this Declaration, the Managing Shareholders shall have no duty to take any affirmative action with respect to management of the Fund business or the Fund Property which might require the expenditure of monies by the Fund or the Managing Shareholders unless the Fund is then possessed of such monies available for the proposed expenditure. Under no circumstances shall the Managing Shareholders be required to expend their own funds in connection with the day to day operation of Fund business.
     12.9. Allocation of Duties and Fees. The Managing Shareholders may agree between themselves as to the working division of responsibilities and may assign or transfer amounts payable to a Managing Shareholder among them.
     12.10 Management Share. Power VI Corp. shall be credited with a Management Share which shall have no voting rights and shall be deemed to have attached to it the distribution and allocation rights appertaining to the Managing Shareholders under this Declaration. No Management Share shall be held by or transferred to a person who is not a Managing Shareholder except as provided by
Section 13.1.
     12.11 Removal or Incapacity of a Managing Shareholder. (a) The holders of at least 10% of the Investor Shares may propose the removal of a Managing Shareholder, either by calling a meeting or soliciting consents in accordance with the terms of this Declaration. On the affirmative vote of a Majority of the Voting Shares that Managing Shareholder shall be removed effective as of the date the vote is completed.
     (b) In the event of a removal or other incapacity (other than voluntary resignation without cause) of a Managing Shareholder as enumerated in Section 14.1(c), the former Managing Shareholder may elect in its sole discretion to take and to cause the Fund to take one of the following courses of action:
     (1) The former Managing Shareholder may elect to exchange its Management Share for a series of cash payments from the Fund to the former Managing Shareholder in amounts equal to the amounts of distributions to which the former Managing Shareholder would otherwise have been entitled under this Declaration in respect of investments made by the Fund prior to the date of the removal or other incapacity. Such payments shall be payable out of the Fund's available cash before any distributions are made to the Investors pursuant to this Declaration. For purposes of this Section 12.11(b)(1), from and after the date of any such removal or other incapacity: (i) the former Managing Shareholder's interest in the Fund attributable to its Management Share shall be terminated and its Capital Account shall be reduced by the amount which is attributable to its Management Share and (ii) the former Managing Shareholder shall continue to receive its pro rata share of all allocations to Investors provided in this Declaration that are attributable to Investor Shares acquired by the Managing Shareholder.
     (2) In the alternative, the former Managing Shareholder may elect to engage a qualified independent appraiser and cause the Fund to engage a separate qualified independent appraiser (at the Fund's expense in each case), who shall value the Fund Property as of the date of such removal or other incapacity as if the Fund Property had been sold at its fair market value so as to include all unrecognized gains or losses. If the two appraisers cannot agree on a value, they shall appoint a third independent appraiser (whose cost shall be borne by the Fund) whose determination, made on the same basis, shall be final and binding. Based on the appraisal, the Fund shall make allocations to the former Managing Shareholder's Capital Account of Profits, Losses and other items resulting from the appraisal as of the date of such removal or other incapacity as if the Fund's fiscal year had ended solely for the purpose of determining the former Managing Shareholder's Capital Account. If the former Managing Shareholder has a positive Capital Account after such allocation, the Fund shall deliver a promissory note of the Fund to the former Managing Shareholder, with a principal amount equal to the former Managing Shareholder's Capital Account and which shall bear interest at a rate per annum equal to the prime rate in effect at Chase Manhattan Bank, N.A. on the date of removal or other incapacity, with interest payable annually and principal payable only from 20% of any available cash before any distributions thereof are made to the Investors under this Declaration. If the Capital Account of the former Managing Shareholder has a negative balance after such allocation, the former Managing Shareholder shall contribute to the capital of the Fund in its discretion either cash in an amount equal to the negative balance in its Capital Account or a promissory note to the Fund in such principal amount maturing five years after the date of such removal or other incapacity, bearing interest at the rate specified above. For purposes of this Section 12.11(b)(2), from and after the date of any such removal or other incapacity, the former Managing Shareholder's interest in the Fund shall be terminated and the former Managing Shareholder shall no longer have any interest in the Fund other than the right to receive the promissory note and payments thereunder as provided above.
     (c) In the event that a Managing Shareholder is removed or no longer serves as a Managing Shareholder due to an incapacity enumerated in Section 14.1(c), the former Managing Shareholder shall not be entitled to any uncollected fees specified in Article 9 to the extent not accrued before the date of such removal or other incapacity.
     12.12 Indemnification of Placement Agent. (a) The Placement Agent shall not have any duty, responsibility or obligation to the Fund, the Panel Members, the Corporate Trustee or any Shareholder as a consequence of its right to receive any selling commissions or placement agent fees from the Fund in connection with any offering of Shares, except to the extent provided under the Act. The Placement Agent has not assumed, and will not assume, any responsibility with respect to the Fund nor will it be permitted by the Fund to assume any duties, responsibilities or obligations regarding the management, operations or any of the business affairs of the Fund, subsequent to any offering of Shares.
     (b) The Placement Agent shall be indemnified and held harmless by the Fund against any losses, damages, liabilities or costs (including attorneys' fees) arising from any threatened, pending or completed action, suit, claim or proceeding by any Shareholder against the Placement Agent (except as may be limited by the Act or applicable state statutes, including, but not limited to, the Massachusetts Securities Act and the Tennessee Securities Act), based upon the assertion that the Placement Agent has any continuing duty or obligation, subsequent to any offering of Shares, to the Fund, the Panel Members, the Corporate Trustee or any Shareholder or otherwise to monitor Trust operations or report to Investors concerning Trust operations.
     12.13 Contribution. Each of the initial Managing Shareholders and subsequent Managing Shareholders agrees that it shall remain jointly or jointly and severally liable as required by law for any obligation or recourse liability of the Fund incurred during the period in which it is a Managing Shareholder. However, the existing and subsequent Managing Shareholders hereby agree among themselves to contribute to each other the amount of funds necessary to effectuate a sharing of Fund obligations and recourse liabilities in proportion to each Managing Shareholder's share of such obligations and liabilities as they accrue.
     12.14. Independent Review Panel. (a) There shall be a standing Independent Review Panel comprised of at least two Panel Members. The number of Panel Members may be increased (but to not more than eight) or decreased (but to not fewer than two) from time to time by action of both of the Managing Shareholders and at least one-half of the incumbent Panel Members. No Panel Member shall be
     (i) an Affiliate of the Fund (although by serving as such he or she shall not be deemed to be an Affiliate); (ii) an investment advisor or underwriter of the Fund; (iii) a person beneficially owning five percent or more of the Investor Shares, or an entity, five percent or more of whose outstanding equity securities are beneficially owned by the Fund;
     (iv) any officer, director, general partner or employee of the Fund or its subsidiaries; (v) any member of the immediate family of any individual named in (i)-(iv); or
     (vi) any person who has acted as legal counsel for the Fund or a Managing Shareholder at any time since the beginning of the second-to-last completed fiscal year of the Fund, or a principal, officer, partner, counsel or employee of that counsel.
     (b) If at any time a Panel Member fails to meet the foregoing requirements, either he or she or the Fund will take action under Section 12.14(c) within 180 days to correct that condition. The Panel Members shall have terms of indefinite duration, subject only to removal, incapacity or resignation under this Section 12.14.
     (c) Vacancies, however caused, in the authorized number of Panel Members shall be filled by a majority of the remaining Panel Members and the Managing Shareholders. If no Panel Member remains and if the Managing Shareholders do not elect to suspend the Panel under Section 12.14(i), the Managing Shareholders shall nominate Panel Members and not later than 120 days after the last vacancy results they shall either request written consents from Investors or call a special meeting of Investors for the purpose of electing Panel Members.
     (d) The Fund shall not consummate any Ridgewood Program Transaction without the approval of a majority of the incumbent Panel Members (if there are two Panel Members, both shall be required to approve) or approval by a Majority of the Voting Shares. The Managing Shareholders, in their sole discretion, may elect to refer to the Panel other transactions in which a Managing Shareholder or Affiliates of a Managing Shareholder may have an interest. In that event, the Panel in its sole discretion may elect not to review the transaction, or to review the transaction and report to the Managing Shareholder. The Panel Members shall incur no liability to the Fund or any Shareholders by their decision to review or not to review and the concurrence of the Panel shall not be required for the consummation of any transaction other than a Ridgewood Program Transaction referred to the Panel.
     (e) The Panel Members are not trustees of the Fund and have no responsibility for any action or failure to take action by the Fund other than to review Ridgewood Program Transactions referred to them. They have no general responsibility for oversight of the Fund and are not charged with fiduciary responsibility for the investments of the Fund.
     (f) The Panel shall meet on the call of the Managing Shareholders. Except to the extent conflicting with the Delaware Act or this Declaration, the law of Delaware governing meetings of directors of corporations shall govern meetings, voting and consents by the Panel Members.
     (g) As compensation for services rendered to the Fund, each Panel Member shall be paid by the Fund the sum of $5,000 annually in quarterly installments and shall be reimbursed for all reasonable out-of-pocket expenses relating to attendance at meetings or otherwise performing his duties hereunder. The Managing Shareholders and the Panel may review the compensation payable to the Panel Members no more often than annually and may increase or decrease it as they find to be reasonable, upon approval by both the Managing Shareholders and a majority of the incumbent Panel Members. No compensation for consulting services shall be paid to a Panel Member without prior approval of both the Managing Shareholders and a majority of the remaining Panel Members.
     (h) Any Panel Member may resign if he or she gives notice to the Fund of the intent to resign and cooperates fully with any successor Panel Member appointed under Section 12.5(b), effective on the designation of the successor Panel Member.
     (i) Any Panel Member may be removed (x) for cause by the action of at least two-thirds of the remaining Panel Members or (y) by action of the holders of at least two-thirds of the Voting Shares. The Panel may be suspended by the Managing Shareholders, upon their certification recorded in the minutes of the Fund that there is no reasonable probability that the Fund will engage in future Ridgewood Program Transactions. In that case the annual stipend for Panel Members shall cease during the period of suspension. The Managing Shareholders may reinstate the Panel at any time after a suspension. Removal of a Panel Member shall not affect the validity of any actions taken prior to the date of removal. ARTICLE 13 TRANSFERS OF SHARES
     13.1 Transfer or Resignation by a Managing Shareholder. (a) A Managing Shareholder shall not sell, assign or otherwise transfer its Management Share or resign without cause (which cause shall not include the fact or the determination that continued service would be unprofitable to the Managing Shareholder) without first obtaining the consent of a Majority of the Voting Shares, except that (i) Section 13.1(b) permits certain withdrawals by Ridgewood Power; (ii) a Managing Shareholder may pledge its Management Share for a loan to either Managing Shareholder provided that such pledge does not reduce the cash flow of the Fund distributable to other Shareholders and (iii) either Managing Shareholder may waive or assign compensation or fees payable to it.
     (b) If each of the following conditions is satisfied:
     (i) Ridgewood Power is a party to any transaction or proposed transaction with a Prior Program described in Rule 901(c)(1) of and not excepted by Rules 901(c)(2) and (3) of Regulation S-K of the Securities and Exchange Commission, or otherwise is a party to a transaction or proposed transaction involving a Prior Program which will cause the securities of the Prior Program to become freely tradable (either by registration under the Securities Act of 1933 or through a business combination or by a change in business entity or tax status), and
     (ii) Power VI Corp. has assets of at least $100,000 and is, in the written opinion of its Board of Directors, adequately capitalized and has adequate resources (either of its own or by contractual access to personnel and property of its Affiliates) to carry out all duties and responsibilities of the Managing Shareholders, then Ridgewood Power may withdraw as a Managing Shareholder in its sole discretion by giving prior written notice to Power VI Corp. on behalf of the Fund, specifying the effective date of the withdrawal. The withdrawal shall be effective as of the effective date of the transaction unless counsel for Ridgewood Power advises it and the Fund that an earlier date is advisable for consummating the transaction or reducing conflicts of interest, in which case an earlier date may be specified. The Fund shall give written notice to all Investors and Plan Holders (which may be in periodic communications with Investors) of the withdrawal not later than 60 days after receipt of the notice of withdrawal from Ridgewood Power.
     (c) Ridgewood Power shall cease to have any authority to act on behalf of the Trust or to receive any compensation for periods beginning on and after the effective date of its withdrawal under Section 13.1(b), but it will be entitled to accrued but unpaid compensation for periods ending before the effective date. Ridgewood Power shall have no obligation to compensate the Trust in the event of its withdrawal under Section 13.1(b). Power VI Corp. shall succeed to all rights and responsibilities of Ridgewood Power in the event of a withdrawal under
Section 13.1(b) and on and after the effective date of the withdrawal any reference in this Declaration to Ridgewood Power, to action by Ridgewood Power, to the Managing Shareholders or action by the Managing Shareholders shall refer to Power VI Corp. alone.
     13.2  Transfers by Investors and Incentive Plan  Participants.  An Investor
may sell, exchange or transfer his Shares except as restricted by and upon compliance with all applicable laws and all of the following provisions of this
Section 13.2:
     (a) Shares may not be transferred to any person or entity if, as determined by the Fund, such assignment would have adverse regulatory consequences to the Fund or any Fund Property.
     (b) Within 30 days after written notice of a proposed sale or assignment is received by the Fund from an Investor, the Fund may request in its sole discretion an opinion of counsel acceptable to the Fund that the proposed transfer (i) would not invalidate the exemption afforded by Section 4(2) of the Act or by Regulation D promulgated under the Act and the exemption afforded by any applicable state securities laws as to any offering of interests in the Fund and (ii) complies with the exemption afforded by Section 4(1) of the Act and qualifies for an exemption from registration under any applicable state securities laws (including any investor suitability standard applicable to the transferee or the Fund).
     (c) The written approval of the Managing Shareholders must be obtained, the granting or denial of which shall be within their sole and absolute discretion.
     (d) The transferor and transferee must deliver a dated notice in writing signed by each, confirming that (i) the transferee accepts and agrees to comply with all the terms of this Declaration and (ii) the transfer was made in compliance with this Declaration and all applicable laws and regulations.
     (e) The transferor, transferee and the Fund must execute all other certificates, instruments and documents and take all such additional action as the Fund may deem appropriate.
     (f) The Fund may require as a condition to any transfer that may create a future interest that an opinion of counsel acceptable to the Fund be delivered to the Fund confirming that the proposed transfer does not have adverse effects on the Fund under the rule against perpetuities or similar provisions of law. Transfers shall be effective and recognized upon fulfillment of the requirements of clauses (a) through (f) above and the transferee shall be an Investor owning Investor Shares with the same rights as appertained to the transferor. Any purported sale or transfer consummated without first complying with this Section
13.2 shall be void.
     (g) Transfers of Incentive Shares are subject to the restrictions of the Key Employees Incentive Plan and any instrument or agreement of grant thereunder. In addition to those restrictions, no transfer of Incentive Shares may be made without compliance with Sections 13.2(a)-(f) above.
     13.3 Assignments by Operation of Law. If any Investor or Plan Holder shall die, with or without leaving a will, or become non compos mentis, bankrupt or insolvent, or if a corporate, partnership or trust Investor dissolves during the Fund term or if any other involuntary transfer of an Investor's or Plan Holder's Shares is made, the legal representatives, heirs and legatees (and spouse, if the Shares have been community property of such Investor and his or her spouse), bankruptcy assignees, successors, assigns and corporate, partnership or trust distributees or such other involuntary transferees shall not become transferees but shall have (subject to the other terms and provisions hereof) such rights as are provided with respect to such persons under the law; provided, however, that such legal representatives, heirs and legatees, spouse, bankruptcy assignees, successors, assigns and corporate, partnership or trust distributees or involuntary transferees may become transferees in accordance with the provisions of Section 13.2.
     13.4 Expenses of Transfer. In the sole discretion of the Fund, the person acquiring Shares pursuant to any of the provisions of this Article 13 may be required to bear all costs and expenses necessary to effect a transfer of such Shares including, without limitation, reasonable attorney's fees incurred in preparing any required amendments to this Declaration and the Certificate to reflect such transfer or acquisition and the cost of filing such amendments with the appropriate governmental officials.
     13.5 Survival of Liabilities. No sale or assignment of Shares shall release the transferor from those liabilities to the Fund which survive such assignment or sale as a matter of law or that are imposed under Section 3.4.
     13.6 No Accounting. No transfer of Shares, whether voluntary, involuntary or by operation of law, shall entitle the transferor or transferee to demand or obtain immediate valuation, accounting or payment of the transferred Shares.
ARTICLE 14
DISSOLUTION, TERMINATION AND LIQUIDATION
     14.1 Dissolution. Unless the provisions of Section 14.2 are elected, the Fund shall be dissolved and its business shall be wound up upon the decision of the Managing Shareholders to withdraw the offering of Shares described in the Memorandum in accordance with Section 12.4(g) or on the earliest to occur of:
     (a) Forty years from the effective date of this Declaration; (b) The sale of all or substantially all of the Fund Property;
     (c) The death, removal, dissolution, resignation, insolvency, bankruptcy or other legal incapacity of both Managing Shareholders or any other event which would legally disqualify both Managing Shareholders from acting hereunder;
     (d) The decision of all Investors or the Managing Shareholders and a Majority of Investors; or (e) The occurrence of any other event which, by law, would require the Fund to be dissolved. 14.2 Continuation of the Fund. Upon the occurrence of any event of dissolution described in Sections 14.1
     (a) through (e),
inclusive, the Fund shall be dissolved and wound up unless (i) the Managing Shareholders and a Majority of the Voting Shares within 90 days after the occurrence of any such event of dissolution elect to continue the Fund or, (ii) if there are no remaining Managing Shareholders within 90 days after the occurrence of any such event of dissolution, holders of a Majority of the Voting Shares shall elect, in writing, that the Fund shall be continued on the terms and conditions herein contained and shall designate one or more persons willing to be substituted as a Managing Shareholder or Managing Shareholders. In the event there are no remaining Managing Shareholders and a Majority of the Voting Shares elect to continue the Fund, it shall be continued with the new Managing Shareholder or Managing Shareholders who shall succeed to and assume all of the powers, privileges and obligations of the previous Managing Shareholder or Managing Shareholders hereunder except as specified in Section 12.11. In the event of a dissolution under this Section 14.2, the former Managing Shareholder or Managing Shareholders shall have the rights specified in Section 12.11.
     14.3 Obligations on Dissolution. The dissolution of the Fund shall not release any of the parties hereto from their contractual obligations under this Declaration.
     14.4 Liquidation Procedure. Upon dissolution of the Fund for any reason:
     (a) A reasonable time shall be allowed for the orderly liquidation of the assets of the Fund and the discharge of liabilities to creditors so as to enable the Fund to minimize the losses normally attendant to a liquidation;
     (b) The Shareholders shall continue to receive Net Cash Flow, subject to the other provisions of this Declaration and to the provisions of subsection (c) hereof, and shall share Profits and Losses for all tax and other purposes during the period of liquidation; and
     (c) Ridgewood Power shall act as liquidating Managing Shareholder (or, in its absence, any other Managing Shareholder shall act) and shall proceed to liquidate the Fund Properties to the extent that they have not already been reduced to cash unless the liquidating Managing Shareholder elects to make distributions in kind to the extent and in the manner herein provided and such cash, if any, and property in kind, shall be applied and distributed in accordance with Article 8 and Section 9.5 (if applicable).
     14.5 Liquidating Trustee. (a) If the dissolution of the Fund is caused by circumstances under which no Managing Shareholders shall be acting as Managing Shareholders or if all liquidating Managing Shareholders are unable or refuse to act, the holders of a Majority of the Voting Shares shall appoint a liquidating trustee who shall proceed to wind up the business affairs of the Fund. If no liquidating trustee is appointed within 180 days after the event of dissolution, any Shareholder may petition the Court of Chancery of Delaware to appoint a liquidating trustee. The liquidating trustee shall have no liability to the Fund or to any Shareholder for any loss suffered by the Fund which arises out of any action or inaction of the liquidating trustee if the liquidating trustee, in good faith, determined that such course of conduct was in the best interests of the Shareholders and such course of conduct did not constitute negligence or misconduct of the liquidating trustee. The liquidating trustee shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Fund, provided that the same were not the result of negligence or misconduct of the liquidating trustee.
     (b) Notwithstanding the above, the liquidating trustee shall not be indemnified and no expenses shall be advanced on its behalf for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee.
     (c) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission or other applicable securities administrators if required, with respect to the issue of indemnification for securities law violations.
     (d) The Fund shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is herein prohibited.
     14.6 Death, Insanity, Dissolution or Insolvency of an Investor or Trustee. The death, insanity, dissolution, winding up, insolvency, bankruptcy, receivership or other legal termination of a Trustee, an Investor who is not a Managing Shareholder or an Incentive Plan Participant shall have no effect on the life of the Fund and the Fund shall not be dissolved thereby.
     14.7 Managing Shareholders' Capital Contributions. Upon or prior to the first distribution in liquidation, Power VI Corp. shall contribute to the capital of the Fund an amount equal to any deficit in the Capital Account of such Power VI Corp. calculated just prior to the date of such distribution, to the extent not previously contributed.
     14.8 Withdrawal of Offering. Dissolution of the Fund resulting from withdrawal of the offering of Shares is governed by Section 1.6(c) and Section 12.4(g).
ARTICLE 15
MISCELLANEOUS
     15.1 Notices. Notices or instruments of any kind which may be or are required to be given hereunder by any person to another shall be in writing and deposited in the United States Mail, certified or registered, postage prepaid, addressed to the respective person at the address appearing in the records of the Fund. Any Investor or Plan Holder may change his address by giving notice in writing, stating his new address, to the Fund. Any notice shall be deemed to have been given effective as of 72 hours, excluding Saturdays, Sundays and holidays, after the depositing of such notice in an official United States Mail receptacle. Notice to the Fund may be addressed to its principal office.
     15.2 Meetings of Shareholders. (a) Meetings. The Managing Shareholders may call meetings of the Shareholders, the Investors, the Plan Holders or any subgroup thereof concerning any matter on which they may vote as provided by this Declaration or by law or to receive and act upon a report of the Managing Shareholders on matters pertaining to the Fund's business and activities. Investors holding 10% or more of the outstanding securities or Shares entitled to vote on the matter may also call meetings by giving notice to the Fund demanding a meeting and stating the purposes therefor. After calling a meeting or within 20 days after receipt of a written request or requests meeting the requirements of the preceding sentence, the Fund shall mail to all Shareholders entitled to vote on the matter written notice of the place and purposes of the meeting, which shall be held on a date not less than 15 days nor more than 45 days after the Fund mails the notice of meeting to the Shareholders. Any
Shareholder entitled to vote on the matter may appear and vote or consent at a meeting by proxy, provided that such authority is granted by a writing signed by the Shareholder and delivered to the Fund at or prior to the meeting.
     (b) Consents. Any consent required by this Declaration or any vote or action by the Shareholders or any subgroup thereof may be effected without a meeting by a consent or consents in writing signed by the persons required to give such consent, to vote or to take action. The Managing Shareholders may solicit consents or Investors holding 10% or more of the outstanding securities or Shares entitled to vote on the matter may demand a solicitation of consents by giving notice to the Fund stating the purpose of the consent and including a form of consent. The Fund shall effect a solicitation of consents by giving those Shareholders who may vote a notice of solicitation stating the purpose of the consent, a form of consent and the date on which the consents are to be tabulated, which shall be not less than 15 days nor more than 45 days after the Fund transmits the notice of solicitation for consents. If Investors holding 10% or more of the outstanding securities or Shares entitled to vote on the matter demand a solicitation, the Fund shall transmit the notice of solicitation not later than 20 days after receipt of the demand.
     (c) General. To the extent not inconsistent with this Declaration, Delaware law governing stockholders' meetings, proxies and consents for corporations shall apply as to the procedure, validity and use of meetings, proxies and consents. Any Shareholder may waive notice of or attendance at any meeting or notice of any consent, whether before or after any action is taken. The date on which the Fund transmits the notice of meeting or notice soliciting consents shall be the record date for determining the right to vote or consent. A list of the names, addresses and shareholdings of all Shareholders shall be maintained as part of the Fund's books and records.
     (d) Interested Parties. A Shareholder may vote Shares owned by it on any question permitted under this Declaration regardless of whether that Shareholder, Affiliates of that Shareholder or other persons associated with or related to that Shareholder have a personal interest in the subject matter of the transaction. Delaware law governing the voting of shares in a corporation shall determine the legal effect of a vote by a Shareholder having an interest described in the preceding sentence.
     15.3 Loan to Trust by Shareholder. If any Shareholder shall, in addition to his Capital Contribution to the Fund, lend any monies to the Fund, the amount of any such loan shall not increase his Capital Account nor shall it entitle him to any increase in his share of the distributions of the Fund, but the amount of any such loan shall be an obligation on the part of the Fund to such Shareholder and shall be repaid to him on the terms and at the interest rate negotiated at the time of the loan, and the loan shall be evidenced by a promissory note executed by the Fund except that no Shareholder shall be personally obligated to repay the loan, which shall be payable and collectible only out of the assets of the Fund.
     15.4 Delaware Laws Govern. This Declaration shall be governed and construed in accordance with the laws of the State of Delaware, and venue for any litigation between or against any of the parties hereto may be maintained in New Castle County, Delaware.
     15.5 Power of Attorney. Each Investor irrevocably constitutes and appoints the Managing Shareholders as his true and lawful attorneys-in-fact and agents to effectuate and to act in his name, place and stead, in effectuating the purposes of the Fund including the execution, verification, acknowledgment, delivery, filing and recording of this Declaration as well as all authorized amendments thereto and hereto, all assumed name and doing business certificates, documents, bills of sale, assignments and other instruments of conveyances, leases, contracts, loan documents and counterparts thereof, and all other documents which may be required to effect a continuation of the Fund and which the Fund deems necessary or reasonably appropriate, including documents required to be executed in order to correct typographical errors in documents previously executed by such Investor and all conveyances and other instruments or other certificates necessary or appropriate to effect an authorized dissolution and liquidation of the Fund. The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive the death, incompetency or legal disability of an Investor.
     15.6 Disclaimer. In forming this Fund, all Investors recognize that the independent power business is highly speculative and that neither the Fund nor the Managing Shareholders nor the Corporate Trustee nor any other Managing Person makes any guaranty or representation to any Investor as to the probability or amount of gain or loss from the conduct of Fund business.
     15.7 Corporate Trustee Resignation and Replacement. The Managing Shareholders may increase or decrease the number of Corporate Trustees so long as there is at least one Corporate Trustee which meets the requirements of
Section 3807 of the Delaware Act. A Corporate Trustee may resign by delivering a written resignation to the Managing Shareholders not less than 60 days prior to the effective date of the resignation. The Managing Shareholders may remove a Corporate Trustee at any time, provided that if there is no incumbent, at least one new Corporate Trustee is concurrently appointed. In the event of the absence, death, resignation, removal, dissolution, insolvency, bankruptcy or legal incapacity of a Corporate Trustee or if an additional Corporate Trustee is to be appointed, the Managing Shareholders shall appoint the Corporate Trustee in writing and shall subsequently give notice to the Investors, although such notice is not necessary to the validity of the appointment. A Corporate Trustee so appointed shall qualify by filing his written acceptance at the Fund's principal place of business. If there are multiple Corporate Trustees, each is vested with an undivided interest in the trust estate and may exercise all powers vested in the Corporate Trustee as directed by the Managing Shareholders.
     15.8 Amendment and Construction of Declaration. (a) This Declaration may be amended by the Managing Shareholders, without notice to or the approval of the Investors, from time to time for the following purposes: (1) to cure any ambiguity, formal defect or omission or to correct or supplement any provision herein that may be inconsistent with any other provision contained herein or in the Memorandum or to effect any amendment without notice to or approval by Investors or Incentive Plan Participants, as specified in other provisions of this Declaration; (2) to make such other changes or provisions in regard to matters or questions arising under this Declaration that will not materially and adversely affect the interest of any Investor or Incentive Plan Participants;
(3) to otherwise equitably resolve issues arising under the Memorandum or this Declaration so long as similarly situated Investors or Incentive Plan Participants are not treated materially differently; (4) to maintain the federal tax status of the Fund and any of its Shareholders (so long as no Investor's or Incentive Plan Participant's liability is materially increased without his consent) or as provided in Section 4.3(d); (5) to authorize additional Shares or new classes or series of Shares under Section 9.5, (6) as otherwise provided in this Declaration or (7) to comply with law.
     (b) Other amendments to this Declaration may be proposed by either the Managing Shareholders or persons owning 10% or more of the outstanding Voting Shares, in each case by calling a meeting or requesting consents under Section
15.2 and specifying the text of the amendment and the reasons therefor. No amendment under this Section 15.8(b) that increases any Shareholder's liability, changes the Capital Contributions required of him or his rights in interest in the Profits, Losses, deductions, credits, revenues or distributions of the Fund in more than a de minimis manner, his rights on dissolution, or any voting or management rights set forth in this Declaration shall become effective as to that Shareholder without his written approval thereof. Unless otherwise provided herein, all other amendments must be approved by the holders of a Majority of the outstanding Voting Shares and, if the terms of a series of Shares or securities so require, by the vote of the holders of such class, series or group specified therein.
     (c) The Managing Shareholders have power to construe this Declaration and to act upon any such construction. Its construction of the same and any action taken pursuant thereto by the Fund or a Managing Person in good faith shall be final and conclusive.
     15.9 Bonds and Accounting. The Corporate Trustee and other Managing Persons shall not be required to give bond or otherwise post security for the performance of their duties and the Fund waives all provisions of law requiring or permitting the same. No person shall be entitled at any time to require the Corporate Trustee, the Panel Members, the Fund or any Shareholder to submit to a judicial or other accounting or otherwise elect any judicial, administrative or executive supervisory proceeding applicable to non-business trusts.
     15.10 Binding Effect. This Declaration shall be binding upon and shall inure to the benefit of the Shareholders (and their spouses if the Shares of such Shareholders shall be community property) as well as their respective heirs, legal representatives, successors and assigns. This Declaration constitutes the entire agreement among the Fund, the Corporate Trustee, the Panel Members, and the Shareholders with respect to the formation and operation of the Fund, other than the Subscription Agreement entered into between the Fund and each Investor and the Management Agreement.
     15.11 Headings. Headings of Articles and Sections used herein are for descriptive purposes only and shall not control or alter the meaning of this Declaration as set forth in the text.
     15.12 Tax Matters Partner. Power VI Corp. is the tax matters partner of the Fund under Code Section 6221. IN WITNESS WHEREOF, the undersigned have signed this Declaration as of the date first above written.

RIDGEWOOD ENERGY HOLDING CORPORATION,
Grantor and Corporate Trustee

By: /s/     ROBERT E. SWANSON
     Robert E. Swanson, President


RIDGEWOOD POWER CORPORATION,
Managing Shareholder
By: /s/     ROBERT E. SWANSON
     Robert E. Swanson, President


RIDGEWOOD POWER VI CORPORATION,
Managing Shareholder
By: /s/     ROBERT E. SWANSON
     Robert E. Swanson, President